UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No. )

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

RADNET, INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

April 28, 2023

Dear Stockholder:

On behalf of the Board of Directors and management, we cordially invite you to attend the 2023 Annual Meeting of Stockholders of RadNet, Inc. (the “Annual Meeting”), to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Wednesday, June 7, 2023, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof. At the Annual Meeting, stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We also enclose a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2022 (the “2022 Annual Report”). We encourage you to read our 2022 Annual Report, which includes information on our business, as well as our audited financial statements for the fiscal year ended December 31, 2022.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to most of our stockholders on or about April 28, 2023. The Notice of Availability contains instructions on how to access our proxy materials, including the Notice of Annual Meeting of Stockholders, Proxy Statement, 2022 Annual Report and a Proxy Card or voting instruction form and on how to cast your vote online or by phone. The Notice of Availability also contains instructions on how to request a printed copy of our proxy materials. All stockholders who do not receive the Notice of Availability will receive a printed copy of the proxy materials.

Your vote is very important. Regardless of the number of shares you own, and whether or not you plan to attend the Annual Meeting, please vote. We hope you will vote as soon as possible. You may vote by submitting your proxy via the Internet, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials.

Thank you for your continued support and ownership of RadNet, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

David Katz Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders:

The Proxy Statement for the 2023 Annual Meeting of Stockholders, the Proxy Card and the 2022 Annual Report are available at www.proxyvote.com.

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RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 7, 2023

RadNet, Inc. will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 7, 2023, at 10:00 a.m. (Pacific Time) or any adjournment or postponement thereof, at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025.

The following items are on the agenda and are more fully described in the accompanying Proxy Statement:

1.	The election of six nominees as directors to hold office until the 2024 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.	A non-binding advisory vote to approve the compensation of our Named Executive Officers;
4.	A non-binding advisory vote on the frequency of the vote to approve the compensation of our Named Executive Officers;
5.	The approval of an amendment and restatement of our Equity Incentive Plan; and
6.	Other business that may properly come before the Annual Meeting.

Our Board of Directors fixed April 14, 2023 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

We are mailing a Notice of Internet Availability of Proxy Materials to our stockholders on or about April 28, 2023, containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2022, via the Internet and how to vote online or by phone. The Notice of Internet Availability of Proxy Materials also contains instructions on how our stockholders can request a printed copy of the proxy materials.

By Order of the Board of Directors,

David Katz Corporate Secretary

April 28, 2023

Los Angeles, California

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure your representation at the Annual Meeting. You may vote online, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials. Even if you give your proxy, you may still vote in person if you attend the meeting. If a broker, bank or other nominee is the record holder of your shares, then you must obtain from the record holder a proxy issued in your name in order to vote at the Annual Meeting.

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RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2023

The Board of Directors of RadNet, Inc., a Delaware corporation (“RadNet” or the “Company”), is providing these proxy materials to you in connection with the solicitation of the accompanying proxy for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Wednesday, June 7, 2023, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein.

On or about April 28, 2023, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2022 (the “2022 Annual Report”), via the Internet and how to vote online or by phone. The Notice of Availability also contains instructions on how you can receive a printed copy of the proxy materials.

This Proxy Statement summarizes certain information to assist you in voting in an informed manner.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the meeting or not, please vote as soon as possible.

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TABLE OF CONTENTS

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THE PROXY PROCESS AND THE ANNUAL MEETING

The following discussion is intended to provide general information about the proxy process and the Annual Meeting under the rules and regulations of the Securities and Exchange Commission (the “SEC”). If you have questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary at: RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025, Attention: Corporate Secretary, Telephone: (310) 445-2800.

2023 Annual Meeting of Stockholders

RADNET, INC.	June 7, 2023
1510 Cotner Ave.	10:00 a.m. Pacific Time
Los Angeles, CA 90025

The Record Date for the Annual Meeting is April 14, 2023 (the “Record Date”). Only stockholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. You are being invited to vote on the proposals described in this Proxy Statement because you were a RadNet stockholder on the Record Date. RadNet is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

Attending the Annual Meeting

If you are a stockholder of record as of the Record Date, you have the right to vote in person at the Annual Meeting. You will need to bring either the Notice of Availability or any Proxy Card that is sent to you to the meeting. Otherwise, you will be admitted only if we can verify your ownership of common stock on the Record Date. If you own shares held in street name, please bring with you to the meeting either the Notice of Availability or any voting instruction form that is sent to you, or your most recent brokerage statement or a letter from your bank, broker or other record holder indicating that you beneficially owned shares of our common stock on the Record Date. We can use that information to verify your beneficial ownership of common stock and admit you to the meeting. Additionally, all persons will need to bring a valid government-issued photo ID to gain admission to the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Purpose

At the Annual Meeting, our stockholders will vote on the following items:

1.	The election of six nominees as directors to hold office until the 2024 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.	A non-binding advisory vote to approve the compensation of our Named Executive Officers;
4.	A non-binding advisory vote on the frequency of the vote to approve the compensation of our Named Executive Officers;
5.	The approval of an amendment and restatement of our Equity Incentive Plan; and
6.	Other business that may properly come before the Annual Meeting.

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Proxy Materials

These proxy materials were first sent or made available to stockholders on April 28, 2023, and include:

•	Notice of Annual Meeting of Stockholders

•	This Proxy Statement for the Annual Meeting

•	The 2022 Annual Report

If you requested printed versions of these proxy materials by mail, these printed proxy materials also include the Proxy Card or voting instruction form for the Annual Meeting.

Internet Availability

RadNet uses the Internet as the primary means of furnishing proxy materials to our stockholders. We are sending the Notice of Availability to our stockholders with instructions on how to access the proxy materials online or request a printed copy of the materials.

Stockholders may follow the instructions in the Notice of Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce RadNet’s printing and mailing costs.

Quorum for the Annual Meeting

Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. On the Record Date there were 58,186,494 of our common stock issued and outstanding. Consequently, we will need to have 29,093,248 shares present in person or represented by proxy at the Annual Meeting in order to establish a quorum. Your shares will be counted for purposes of determining if there is a quorum if:

•	You are entitled to vote and you are present in person at the Annual Meeting; or

•	You have properly voted by proxy online, by phone, or by submitting a Proxy Card or voting instruction form by mail.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

Inspector of Election

An officer of RadNet will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. RadNet has also engaged Broadridge Financial Solutions, Inc. as its proxy distribution agent and tabulation service provider and they will also be calculating the votes received prior to the Annual Meeting.

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Proxy Solicitation Costs

RadNet is paying the costs of the solicitation of proxies. We will also make solicitation materials available to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names but that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet or personal solicitation by our directors, executive officers and employees. No additional compensation will be paid to these individuals for these services.

Voting

Each share of RadNet’s common stock is entitled to one vote on each matter presented at the Annual Meeting.

If you hold your shares in direct registration in your name with RadNet’s transfer agent, then you will be able to vote under RadNet’s voting system in accordance with the description under “Voting Procedures” below.

If you hold your shares in “street name” you should receive instructions for voting your shares from your broker, bank, or other nominee rather than through our voting system. A number of brokers and banks participate in a program that allows stockholders to grant their proxy to vote shares online or by phone. If your shares are held in an account with a broker or bank participating in such a program, then you may vote your shares online or telephonically by following the instructions on the form received from your broker or bank.

Stockholders who submit a proxy online or by telephone need not return a Proxy Card or the form forwarded by your broker, bank, trust or other holder of record by mail.

With respect to Proposal No. 1 (the election of directors), stockholders may vote for all nominees, withhold authority for all nominees, or vote for all except for those individual nominees for director for which the stockholder indicates it is withholding authority. With respect to Proposal No. 4 (advisory vote on the frequency of say-on-pay voting) stockholders may vote “1 YEAR”, “2 YEARS”, “3 YEARS” or abstain from voting. With respect to each other proposal, stockholders may vote “FOR” the proposal, “AGAINST” the proposal, or abstain from voting.

Voting Procedures

There are four ways to vote:

•	Online. You may vote by proxy by visiting www.proxyvote.com and entering the control number found in the Notice of Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•	Phone. If you request printed copies of the proxy materials by mail, you will receive a Proxy Card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•	Mail. If you request printed copies of the proxy materials by mail, you will receive a Proxy Card or voting instruction form and you may vote by proxy by completing, dating and signing the Proxy Card or voting instruction form and returning it in the envelope provided.

•	In Person. You may vote in person at the Annual Meeting by requesting a ballot. Only eligible stockholders will be admitted to the Annual Meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must also obtain a “legal proxy” from the organization that holds your shares and bring it to the Annual Meeting. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of election.

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All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Changing your Vote

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting, as follows:

•	Online. You may change your vote using the online voting method described above, in which case only your latest online proxy submitted prior to the Annual Meeting will be counted.

•	Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.

•	Mail. You may revoke your proxy and change your vote by signing and returning a new Proxy Card or voting instruction form dated as of a later date, in which case only your latest Proxy Card or voting instruction form received prior to the Annual Meeting will be counted.

•	In Person. You may revoke your proxy and change your vote by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to RadNet’s Corporate Secretary.

If you have already voted and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you.

Routine and Non-Routine Proposals

The following proposal is considered a routine matter:

•	The ratification of the appointment of Ernst & Young LLP as RadNet’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2).

A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 2.

The following proposals are considered non-routine matters:

•	Election of directors (Proposal No. 1);

•	A non-binding advisory vote to approve the compensation paid to our Named Executive Officers (Proposal No. 3);

•	A non-binding advisory vote on the frequency of the vote to approve the compensation of our Named Executive Officers (Proposal No. 4); and

•	The approval of an amendment and restatement of our Equity Incentive Plan (Proposal No. 5);

You must instruct your bank, broker or nominee on how to vote your shares for the non-routine matters of Proposal No. 1, Proposal No. 3, Proposal No. 4 and Proposal No. 5 in order for your vote to count for those proposals.

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Vote Required to Approve a Proposal

With respect to the election of directors (Proposal No. 1), RadNet’s bylaws provide that, in an uncontested election of directors, the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to elect a director. An “uncontested election of directors” means an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by the stockholders at that election.

Approval of Proposals Nos. 2 through 5 requires, in each case, the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting. In the case of Proposal No. 4, if no frequency receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by the stockholders.

Broker Non-Votes and Abstentions

If you hold your shares in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine proposal, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes may exist in connection with Proposal No. 1, Proposal No. 3, Proposal No. 4 and Proposal No. 5, as they are non-routine matters. Broker non-votes are not expected in connection with Proposal No. 2, as it is a routine matter.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal (or in the case of Proposal No. 4, votes for “1 YEAR”, “2 YEARS”, and “3 YEARS”).

Accordingly, broker non-votes and abstentions will have the effect of a vote of “WITHHOLD” for a director in Proposal No. 1, and “AGAINST” Proposal Nos. 2, 3 and 5. Broker non-votes and abstentions will not be counted as voting for “1 YEAR”, “2 YEARS”, and “3 YEARS” for Proposal No. 4; however, if no frequency receives a majority vote for Proposal No. 4, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders.

Uninstructed Shares

If you are a record holder and submit a valid proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Availability, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Confidentiality of Votes

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within RadNet or to third parties, except: (1) as necessary to meet applicable legal requirements and (2) to allow for the tabulation of votes and certification of the vote. Occasionally, stockholders include additional comments on their Proxy Card or with their voting instruction form, which are then forwarded to our management.

Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. RadNet will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

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Director Nominations and Stockholder Proposals for Inclusion in RadNet, Inc.’s 2024 Proxy Materials

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary.

To be timely for the 2024 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 8, 2024 and March 9, 2024. A stockholder’s notice to the Corporate Secretary must set forth the information required by our bylaws as to each matter the stockholder proposes to bring before the 2024 Annual Meeting of Stockholders.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us not later than December 19, 2023, in order to be considered for inclusion in our proxy materials for the 2024 Annual Meeting of Stockholders.

The deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a shareholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws for our 2024 Annual Meeting of Stockholders is March 9, 2024. Shareholders intending to provide such a notice must comply with all requirements of Rule 14a-19 in addition to all requirements under our bylaws, including the timing of notice requirements described above.

Director and Officer Interest in Matters to be acted Upon at the Annual Meeting

Members of the Board and executive officers do not have an interest in Proposal 2. Our directors have an interest in Proposal No. 5 as it relates to a compensatory plan in which our directors participate. Our executive officers have an interest in Proposal 3, Proposal 4 and Proposal 5 as those proposals relate to the compensation of our Named Executive Officers.

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SOCIAL RESPONSIBILITY

Our social responsibility begins with our patients and extends to our employees and consultants and to the communities in which we operate.

We operate imaging centers to facilitate the diagnosis and treatment of diseases and disorders. Our services may reduce unnecessary invasive medical procedures, improve patient care and reduce the cost and amount of care for patients in the communities that we serve. At our centers, we focus on providing standardized high quality imaging services, regardless of location, to ensure patients, physicians and payors consistency in service and quality. To ensure the high quality of our services, we monitor patient satisfaction, timeliness of services to patients and reports to physicians.

At our centers we seek to provide state of the art facilities, with multiple imaging modalities, access to newer equipment and a highly-trained staff. Although currently small in scope, we are investing in Artificial Intelligence (AI) technologies which we believe have the potential to significantly change the medical imaging industry. We are developing applications to aid radiologists in scan interpretation by quickly allowing comparison to large imaging databases to enable pinpoint diagnosis in shorter time frames. In addition, AI methods can also keep track of individuals needing procedures on a regular basis (i.e. mammograms, follow ups, etc.) and alert our staff to contact the patient and schedule appointments.

The strength of our workforce is critical to the success of our mission to provide comprehensive radiology solutions and change the future of healthcare. We are focused on attracting, retaining, and developing the talent we need to deliver on our commitment to our patients and partners. At December 31, 2022, we had a total of 6,946 full-time, 509 part-time and 1,612 per diem employees. These numbers include 221 full-time and 78 part-time physicians and 2,251 full-time, 353 part-time and 1,083 per-diem technologists.

We are keenly aware of the value of a diverse workforce and are proud of our track record. Approximately 81% of our workforce at December 31, 2022 was female and 57% were from under-represented groups.

Our culture of diversity and inclusion continues to enable us to exceed the expectations of our patients and meet our growth strategy. Our success in inclusion and diversity objectives are the result of strong leadership, transparency and accountability. While our workforce demographics clearly indicate our success in achieving a highly diverse team, in order to foster even stronger understanding of diversity, equity and inclusion, we have developed an internal education program to ensure all of our team are aware of our closely held values. Our initiatives include:

•	Corporate support and sponsorship of community outreach/enrichment programs for underserved populations such as our ongoing and flourishing relationship with JVS SoCal; and

•	High School, Vocational School and Collegiate outreach.

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We invest in our employees to ensure their confidence and competence in their roles, as well as to provide a path for professional career development. We provide a range of internal education and development programs and opportunities to support the advancement of our employees. RadNet offers a Leadership Development and Operations Rotation Program, Management Training, Technical Scholarship, and various modality education and training support programs. We offer both formal and informal programs to identify, foster and retain top talent. We maintain Tuition Reimbursement Program which encourages professional development for our incumbent team, and we also sponsor undergraduate and graduate education and advanced technical training (RPA) for various incumbent team members.

We provide compensation that is competitive and consistent with employee positions, skill levels, and experience. We align our executives’ and eligible non-executive employees’ long-term equity compensation with our stockholders’ interests. Our employees are eligible for benefits that are industry-leading, including PPO and HDHP medical plans with a company sponsored HSA, wellness plans that include financial incentives, free radiology procedures for team and family, paid life insurance and AD&D, dental, vision, Employee Assistance Plan with enhanced mental health benefits, group paid long and short term disability plans, 401(k), tuition reimbursement, access to instant earned wages through DailyPay, paid and unpaid leave, flexible working schedule, and a variety of voluntary benefits including Colonial, Supplemental Life, Dependent Life and Commuter benefits and free flu vaccinations.

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CORPORATE GOVERNANCE

Role of the Board of Directors

Our business is managed under the direction of our Board of Directors. Our Board of Directors provides oversight, strategic direction and counsel to our management. In addition, our Board of Directors elects our officers, delegates responsibilities for the conduct of our operations to those officers, and evaluates their performance.

Our Board of Directors held four meetings during 2022 and took action by written consent on three occasions. Each of our directors serving in 2022 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend.

Board Leadership Structure

Our Chairman of the Board of Directors, Dr. Berger, also serves as our Chief Executive Officer. Our Board of Directors has determined that this leadership structure is appropriate and effective for RadNet at this time. This structure effectively utilizes Dr. Berger’s knowledge of RadNet and the industry in which we operate, while fostering greater communication and producing a greater degree of transparency between management and our directors. Dr. Berger co-founded RadNet in 1980 and has served as Chairman of the Board and Chief Executive Officer for nearly 40 years.

David L. Swartz currently serves as Lead Independent Director of the Board of Directors. In this capacity, Mr. Swartz serves as Chairman of meetings of the Board of Directors in the absence of the Chairman of the Board, calls, sets the agenda, and chairs the executive sessions of the independent directors, works collaboratively with the Chairman of the Compensation Committee to oversee the evaluation of our Chief Executive Officer and serves as the liaison between the independent directors and the Chairman of the Board.

Director Independence

Our Board of Directors annually determines the independence of our directors in accordance with the independence requirements under the NASDAQ Stock Market LLC (“NASDAQ”) and the SEC rules which require at least a majority of the directors to be independent. As a result of this review, our Board of Directors has determined that Lawrence L. Levitt, Laura P. Jacobs, Gregory E. Spurlock and David L. Swartz each qualifies as an independent director in accordance with the NASDAQ and the SEC rules.

Each of Howard G. Berger, M.D., Christine N. Gordon and Ruth Wilson is an employee, or recent employee, of RadNet and therefore does not qualify as an independent director under the NASDAQ and the SEC rules.

Majority Voting for Election of Directors

Under our bylaws, directors must be elected by a majority of the votes cast in elections for which the number of nominees for election does not exceed the number of directors to be elected. A plurality vote standard applies to contested elections where the number of nominees exceeds the number of directors to be elected. We have adopted a Director Resignation Policy that provides that any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender their resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or take other action. The director who tenders their resignation will not participate in the Nominating and Governance Committee or Board’s decision. In making its determination the Board will consider (a) the underlying reason for the vote result, if known, (b) the director’s contributions to the Company during his or her tenure, and (c) the director’s qualifications. The Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions designed to cure the underlying cause as the Board may impose. Promptly following the decision regarding the tendered resignation, the Company will file with the SEC a current report on Form 8-K disclosing the decision with respect to the resignation, describing the deliberative process and, if applicable, the specific reasons for rejecting the tendered resignation.

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Diversity

Our Board believes that diversity brings forward different perspectives and improves decision-making and governance. While we don’t have a formal diversity policy, our Nominating and Governance Committee considers gender, ethnicity, age, sexual orientation, and other characteristics that contribute to diverse viewpoints when identifying nominees for our Board of Directors. Our Board composition already complies with NASDAQ’s recently adopted Board Diversity Rule and applicable Delaware and California laws. Of our current seven person Board of Directors, three of the seven directors self-identify as female and two of the seven members self-identify as LGBTQ+.

Director Continuing Education

We support director education initiatives throughout a director’s tenure on the Board. We host “teach-ins” where members of our management meet with the Board to review industry trends and the Company’s operations in a number of subject areas. Recent teach in sessions have covered topic such as:

•	Cyber Security
•	Human Capital, including Talent Acquisition, Employee Engagement, Recruiting and Retention
•	Revenue Cycle – Billing & Collections, Credit Balances
•	Regulatory Compliance

We also encourage all directors to attend continuing education programs and to share information and observations from those programs with other directors. We reimburse directors for reasonable expenses incurred in attending continuing education programs.

Committees of the Board of Directors

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The committees are comprised entirely of independent directors. Each committee operates under a written charter adopted by the Board of Directors, which is available at www.radnet.com under Investor Relations – Corporate Governance.

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The composition of the committees is as set forth below:

Director	Audit Committee	Compensation and Management Development Committee	Nominating and Governance Committee
Lawrence L. Levitt	·	C	·
Laura P. Jacobs	·	·	C
Gregory E. Spurlock		·	·
David L. Swartz	C	·	·

________________________

“C” denotes chair of committee

Audit Committee

The Audit Committee’s responsibilities include, among other things:

•	overseeing the engagement, qualifications, independence, compensation, retention and performance of the Company’s independent auditors and the conduct of the annual independent audit of the Company’s financial statements;

•	overseeing the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders, any governmental or regulatory body and others;

•	monitoring the auditing, accounting and financial reporting processes and systems of internal control that are conducted by the Company’s independent auditors, internal audit function and the Company’s financial and senior management; and

•	preparing the report of the Audit Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

The Board of Directors has determined that each of Mr. Swartz and Mr. Levitt qualifies as an “audit committee financial expert” as defined under the applicable SEC rules and that each member of the Audit Committee meets the additional criteria for independence of Audit Committee members under Rule 10A-3(b)(1) of the Exchange Act.

The Audit Committee held four meetings and took action by written consent on two occasions in 2022.

Compensation Committee

The Compensation Committee’s responsibilities include, among other things:

•	assisting the Board in developing and reviewing compensation programs and strategy applicable to the Company’s directors and senior executives, and overseeing the Company’s overall compensation philosophy;

•	making recommendations to the Board with respect to incentive compensation plans and equity-based plans, and interpreting and administering such plans;

•	reviewing and discussing with the Company’s management the tables and narrative discussion and analysis regarding executive officer and director compensation policies and practices to be included in the Company’s public filings, including its annual proxy statement and annual report on Form 10-K; and

•	preparing the Compensation Committee Report to be included in the Company’s proxy statement and annual report on Form 10-K, in accordance with the rules and regulations of the SEC.

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The Compensation Committee held five meetings and took action by written consent on two occasions in 2022.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include, among other things:

•	independently overseeing the director nomination process and procedures;

•	identifying, evaluating and recommending to the Board for election and/or appointment qualified candidates for membership on the Board or its committees;

•	developing, reviewing, and recommending to the Board corporate governance policies, procedures and guidelines and otherwise shaping the Company’s corporate governance;

•	investigating and approving related party transactions, establishing and maintaining director conflicts of interest policies, and making recommendations to the Board with respect to the “independence” of directors; and

•	monitoring and overseeing evaluation of the Board and its committees, management’s performance, and succession planning for executive management.

The Nominating and Governance Committee held one meeting in 2022.

Retention of Outside Advisors

The Board and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by, and report directly to, the Audit Committee. Similarly, the Compensation Committee retains a compensation consultant to assist in evaluating executive compensation which reports directly to that committee.

Board Role in Risk Oversight

Our Board of Directors performs an oversight role in managing RadNet’s risk. In reviewing our strategy, business plan, budgets and historical and anticipated future major transactions, the Board of Directors considers, among other factors, the risks RadNet faces, and how such risks can be appropriately managed. While our Board of Directors oversees risk management strategy, our management is responsible for implementing and supervising day to day risk management processes. Our senior management regularly reports to the Board of Directors on areas of material risk, including operational, financial, legal and strategic risks, which enables the Board of Directors to understand management’s views and strategies regarding risk identification, risk management and risk mitigation.

In addition to the oversight role assumed by the full Board of Directors, various committees of the Board of Directors also have responsibility for risk management. The Director of Internal Audit reports directly to our Audit Committee on areas of material financial risk, including internal controls, and the Audit Committee reports to the full Board of Directors on risks identified by the Director of Internal Audit that the Audit Committee believes to be material. In addition, the Compensation Committee oversees the risks associated with our compensation policies and practices to ensure that the compensation programs and incentives do not encourage short term risk taking at the expense of long term results or create risks that may have a material adverse effect on RadNet.

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Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to formalize certain policies and provide guidance in the exercise of its governance responsibilities. The Corporate Governance Guidelines cover areas such as:

•	The Role of the Board of Directors
•	Board Size and Composition
•	Terms for Director Service
•	Meetings and procedures
•	Board Committees
•	Communications to and From Directors
•	Director Compensation
•	Performance Evaluation
•	Management Review
•	Succession Planning

The Nominating and Governance Committee is responsible for reviewing and making recommendations for amendment of the Corporate Governance Guidelines from time to time. The Corporate Governance Guidelines are available at on our website at: www.radnet.com/investor-relations.

Code of Financial Ethics

We have adopted a written Code of Financial Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

•	honest and ethical conduct;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

•	compliance with applicable laws, rules and regulations, including insider trading compliance; and

•	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Financial Ethics on our website at www.radnet.com under Investor Relations – Corporate Governance. The Board of Directors has designated the Audit Committee to be responsible for reviewing the Code of Financial Ethics and making any appropriate updates or amendments. We intend to disclose any changes in this code or waivers from this code that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information to our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.

Review and Approval of Related Party Transactions

As a matter of policy, the Board of Directors reviews and determines whether or not to approve any transaction between RadNet and its directors, director nominees, executive officers and greater than 5% beneficial owners and each of their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single year and the related party has or will have a direct or indirect interest in the transaction.

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Related Party Transactions

Howard G. Berger, M.D., is our President and Chief Executive Officer, a Chairman of our Board of Directors, and also owns, indirectly, 99% of the equity interests in Beverly Radiology Medical Group III (“BRMG”). BRMG is responsible for the professional medical services at nearly all of our facilities located in California and Arizona under a management agreement with us, and employs physicians or contracts with various other independent physicians and physician groups to provide the professional medical services at most of our California and Arizona facilities. We generally obtain professional medical services from BRMG in California and Arizona, rather than provide such services directly or through subsidiaries. We have a management agreement with BRMG that expires on January 1, 2024 but includes an automatic renewal for consecutive 10-year periods. Under our management agreement, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 81% at December 31, 2022, is adjusted, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. In 2022, Dr. Berger received $500,000 of his salary and his entire bonus payment from BRMG.

On January 1, 2022 we entered into a lease agreement with HFB Heirs Trust II, the holder of approximately 9.2% of our outstanding common stock, with respect to a residential unit located in New York, New York. Under the lease agreement we have agreed to pay rent of $15,000 per month to HFB Heirs Trust II. The lease agreement is for a term of 24 months, subject to automatic renewal for successive three month periods on the same terms and conditions. Our Audit Committee reviewed and approved the terms of the lease agreement.

Board Evaluations

Our Board of Directors engages in a self-assessment process, which is designed to elicit feedback on areas where the Board is performing well, and areas where it could improve. Under the terms of their respective charters, each of our Committees engages in an annual review of their performance. The Nominating and Governance Committee has responsibility for overseeing the self-evaluation process for the Board of Directors and its committees.

We have engaged with Nasdaq Boardvantage to assist with our self-assessment process. In connection with that process, each director completes a separate detailed assessment to evaluate the Board and each committee on which they serve. The assessment covers areas such as Board and committee size, strategy and oversight, communication, meeting procedures and content, and effectiveness. The Chief Legal Officer coordinates delivery of the responses to the Lead Independent Director and the chair of each committee. Each committee chair meets separately with each of its members to discuss the results of that committee’s assessment.

Succession Planning

Our Board of Directors, together with the Nominating and Governance Committee, shares responsibility for succession planning for our CEO and executive management team. As part of its role, our Nominating and Governance Committee reviews management development and succession planning to ensure that there are adequate identified and qualified candidates who can assume top management positions without undue interruption. This process is designed to prepare the Company for both expected successions, such as those arising from anticipated retirements, as well as those occurring when executives leave unexpectedly, or due to death, disability, or other unforeseen events. We maintain emergency succession plans for the CEO and other executive committee members.

In developing its succession plans, and assessing possible CEO and other senior leadership candidates, our Nominating and Governance Committee identifies the skills, experiences, and attributes they believe are required to be an effective leader in light of the Company’s business strategies, opportunities, and challenges. Members of our Nominating and Governance Committee have direct access to members of our senior management team. Members of senior management are invited regularly to make presentations at Board and committee meetings and meet with directors in informal settings to allow the directors to form a more complete understanding of the executives’ skills and character. Succession reviews and planning for executive roles includes an assessment of internal candidates as well as external talent.

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Board Attendance at Annual Meetings of Stockholders

We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance. None of the directors attended the 2022 Annual Meeting of Stockholders.

Shareholder Engagement

Our Board values an open dialogue with shareholders, believing that regular communication is a critical part of the Company’s long-term success. Through these activities, the Board discusses the Company’s corporate governance, executive compensation programs, and other topics of interest to shareholders. We also closely monitor policy statements and areas of focus for shareholders. These engagement efforts allow the Board to better understand the Company’s shareholders’ priorities and perspectives and provide the Board with useful input concerning the Company’s compensation, corporate governance, and other practices. In addition, our Chief Financial Officer regularly engages with existing and prospective stockholders, as well as the Company’s lenders.

We have undertaken a number of actions based on the recommendations of our stockholders to strengthen our governance practices and disclosure. We have voluntarily implemented a majority voting standard in uncontested director elections and added the Director Nominees’ Skillset Matrix to this Proxy Statement to describe each director’s qualifications.

Communication with our Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified directors.

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DIRECTORS

Nomination Process

Our Nominating and Governance Committee recommends nominees to the Board of Directors for election after carefully considering all candidates, taking into account the qualifications set forth in the Nominating and Governance Committee Charter and all factors the Nominating and Governance Committee considers appropriate, which may include career specialization, relevant technical, leadership or governance skills, or financial acumen, industry knowledge, other board service, and diversity of viewpoint (including diversity of race, ethnicity, gender, age, education, cultural background, and professional experience).

Our Nominating and Governance Committee Charter contains our policy with regard to the consideration of diversity in the identification of director nominees. As part of its evaluation of Board composition, the Nominating and Governance Committee considers the diversity of candidates to ensure that our Board of Directors is comprised of individuals with a broad range of experiences, skills and backgrounds who can contribute to the Board’s overall effectiveness in carrying out its responsibilities and can represent diverse viewpoints on our Board of Directors. The Nominating and Governance Committee assesses the effectiveness of these efforts when evaluating the composition of the Board of Directors as part of the annual nomination process.

The Nominating and Governance Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth under “Communication with our Board of Directors.”

Nominees for Election

Our Board of Directors has determined to reduce the size of our Board to six members immediately following the election at the 2023 Annual Meeting. The names of the director nominees, their ages as of March 31, 2023, and other information about them are set forth below. All nominees currently serve on the Board of Directors.

Name of Director Nominee	Age	Position	Our Director Since
Howard G. Berger, M.D.	78	Chairman of the Board, Chief Executive Officer and President	1992
Christine N. Gordon	60	Director, Senior Vice President of Operations, Northern California	2021
Laura P. Jacobs	66	Director	2020
Lawrence L. Levitt	80	Director	2005
Gregory E. Spurlock	61	Director	2021
David L. Swartz	79	Director	2004

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the Board of Directors and the Nominating and Governance Committee to determine that it is appropriate to nominate these directors for election to the Board of Directors.

Howard G. Berger, M.D. has served as President and Chief Executive Officer of RadNet and its predecessor entities since 1987. Dr. Berger received his M.D. at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a master’s program in medical physics in the University of California system. Dr. Berger brings senior business leadership skills to our Board of Directors and deep industry knowledge derived from his over 40 years of experience in the development and management of RadNet.

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Christine N. Gordon currently serves as the Senior Vice President of Operations for RadNet’s Northern California Operations and has served as a director since 2021. Ms. Gordon began her career in radiology in 1984 as a multi-modality technologist, then quickly transitioned into a role in Practice Management for an Orange County, California based radiology group specializing in hospital-based and out-patient imaging. Ms. Gordon joined RadNet in 1994, bringing her diverse skill set and expertise to multi-site, multi-modality operations and personnel management, physician and site credentialing, reimbursement operations, payer contracting, acquisitions, and project and asset management. Ms. Gordon has extensive operational experience with more than 38 years of broad-based experience in the field of medical imaging.

Laura P. Jacobs has been a member of our Audit Committee, our Nominating and Governance Committee and our Compensation Committee since 2020. Ms. Jacobs retired from her position as managing principal of GE Healthcare Partners in 2020, where she worked since 1990. Ms. Jacobs led the firm’s US healthcare management consulting business from 2015 to 2019 and was a founding principal and executive leader of its predecessor consulting firm, The Camden Group. She is currently a part-time Senior Advisor for Sg2, a consulting division of Vizient. She is a national expert on healthcare trends and their impact on providers and has been involved in healthcare management for the past 40 years, including the 30 years with GE Healthcare Partners/The Camden Group, advising healthcare providers regarding strategies, operations and financial performance improvement initiatives. Ms. Jacobs has advised physician organizations, complex health systems and other healthcare entities on strategies for growth, technology adoption and financial performance improvement. Ms. Jacobs has led strategic, financial and operational redesign of health systems, including transforming the framework for decision-making and care delivery. Ms. Jacobs has led the organizational and compensation redesign for provider organizations to achieve greater integration and aligned incentives. She is a published author and speaker regarding current trends in healthcare, payer strategies, risk-based payment models, consumer expectations, clinical integration, governance and performance optimization.

Lawrence L. Levitt has been a member of our Audit Committee since March 2005 and a member of our Nominating and Governance Committee since 2011. Mr. Levitt has served as Chair of our Compensation Committee since 2007. Mr. Levitt is a certified public accountant and received his MBA in Accounting from the University of California Los Angeles. Since 1987, Mr. Levitt has been the President, Chief Financial Officer of Canyon Management Company, a company which manages a privately held investment fund. Mr. Levitt brings to our Board of Directors extensive financial accounting experience and is an audit committee financial expert under the SEC rules.

Gregory E. Spurlock has been a member of our Compensation Committee and our Nominating and Governance Committee since 2021. Mr. Spurlock is currently a Senior Advisor to LLR Partners, a Philadelphia-based private equity fund with a focus on health care, and to Global Medical Response, a KKR company with over 38,000 employees that provides emergency response to the ill and injured. He retired in 2019 as President of Alliance Healthcare Services, where he directed operations for their professional, technical, and global hospital-based services, encompassing 40 centers across 19 states. Mr. Spurlock helped lead U.S. Radiosurgery, LLC, through its acquisition by Alliance HealthCare Services in 2011. As a member of the senior executive team, he led Alliance Healthcare’s transition from publicly traded to international privately-owned in 2017. Previous leadership includes work as the Director of the Tennessee Orthopaedic Alliance in Nashville and Executive Director of the Kerlan-Jobe Orthopedic Clinic in Los Angeles. Mr. Spurlock has served on a number of boards, including the CyberKnife Coalition, the Corporate Advisory Council of the American Society for Radiation Oncology, and the Board of Directors of the American Association of Orthopaedic Executives. He holds a Bachelor of Science degree from Virginia Tech.

David L. Swartz has been Chair of our Audit Committee since 2004, has been a member of our Nominating and Governance Committee since 2007, a member of our Compensation Committee since 2007 and was appointed as Lead Independent Director in 2011. Mr. Swartz is a certified public accountant (retired) with experience providing accounting and advisory services to clients. Since 2010, Mr. Swartz has owned and continues to operate his own consulting services firm. Mr. Swartz served as a member of the Board of Directors of the California State Board of Accountancy until November 2012 and previously served as its president. From 2008 to 2010, Mr. Swartz served as a partner at J.H. Cohn LLP. Between 1990 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns LLP which was acquired by J.H. Cohn LLP in 2008. Prior to 1988, Mr. Swartz served as managing partner and was on the national Board of Directors of a 50 office international accounting firm. Mr. Swartz brings to our Board of Directors extensive public financial accounting experience and is an audit committee financial expert under the SEC rules.

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The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the nominees that, among other factors, led the Board and the Nominating Committee to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director. This matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board. Not having a mark does not mean that a particular director does not possess that qualification or skill. The demographic information presented below is based on voluntary self-identification by each nominee.

Director Skills and Demographic Matrix

	Howard G. Berger, M.D.	Christine N. Gordon	Laura P. Jacobs	Lawrence L. Levitt	Gregory E. Spurlock	David L. Swartz
Knowledge, Skills & Experience
Corporate Governance	·		·	·	·	·
Financial	·		·	·	·	·
Business Operations	·	·	·	·	·	·
Human Capital	·	·	·		·
Industry Knowledge	·	·	·	·	·	·
Risk Management	·		·	·	·	·
Diversity
Gender	Male	Female	Female	Male	Male	Male
LGBTQ+	No	Yes	No	No	Yes	No
Race/Ethnicity	White	White	White	White	White	White

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COMPENSATION OF DIRECTORS

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to RadNet as well as the skill level required by the members of our Board of Directors. The Compensation Committee considers and evaluates compensation arrangements and makes recommendations to the Board of Directors, which has ultimate authority to approve such compensation. In addition, our certificate of incorporation and bylaws include indemnification provisions for our directors and executive officers and we maintain liability insurance for our directors and executive officers. Employee directors do not receive any compensation for their service as a director. In accordance with provisions contained in our stockholder-approved Equity Incentive Plan, as amended (the “Equity Incentive Plan”), the maximum total compensation that can be paid to any non-employee director in a calendar year is $500,000.

Annual Compensation for Non-Employee Directors

Based on the recommendation of the Compensation Committee’s independent compensation consultant Pearl Meyer & Partners LLC (“Pearl Meyer”) and a review of peer group data, the Compensation Committee and the Board of Directors determined that there would be no changes to non-employee director compensation for fiscal year 2022, such that all elements of non-employee director compensation were the same as in fiscal year 2021, as set forth in the table below. The Compensation Committee and the Board of Directors also determined that there would be no changes to non-employee director compensation for fiscal year 2023.

Annual cash compensation	$75,000
Audit Committee Chair annual cash compensation	$20,000
Compensation Committee Chair annual cash compensation	$10,000
Nominating and Governance Committee Chair annual cash compensation	$10,000
Lead Independent Director annual cash compensation	$10,000
Committee Meeting Attendance (per meeting)	$1,500
Annual equity compensation	$125,000

The table below reflects which persons received the above additional non-employee director compensation for service during fiscal 2022.

Additional Annual Retainers	Name
Lead Independent Director	David Swartz
Audit Committee Chair	David Swartz
Compensation Committee Chair	Lawrence Levitt
Nominating and Governance Committee Chair	Laura Jacobs

Equity Compensation Awarded in 2022

On June 8, 2022, each of the non-employee directors received a restricted stock award of 6,269 common shares under our Equity Incentive Plan, with a grant date value of approximately $125,000 based on the grant date $19.94 per-share closing price of RadNet’s common stock. Subject to continued service, vesting of this stock grant will occur at the end of each non-employee director’s current term which coincides with the Annual Meeting.

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Nonqualified Deferred Compensation Arrangements

Non-employee directors are eligible to participate in our Deferred Compensation Plans (as defined below). None of our non-employee directors elected to defer any portion of their 2022 compensation.

Non-Employee Director Compensation

The table below summarizes the compensation received by our directors for the fiscal year ended December 31, 2022. Directors who also serve as employees (i.e., Dr. Berger, Ms. Gordon, Ms. Wilson) do not receive any additional compensation for their services as a director.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lawrence L. Levitt	100,000	125,004	225,004
Laura P. Jacobs	100,000	125,004	225,004
Gregory E. Spurlock	84,000	125,004	209,000
David L. Swartz	120,000	125,004	245,004
Christine N. Gordon (2)	384,378	203,077	587,455
Ruth V. Wilson (2)	182,980	294,400	477,380

_____________________
(1)    Reflects the restricted stock awards described above in “Equity Compensation” awarded in 2022. In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted in 2022 computed in accordance with FASB ASC Topic 718, calculated by multiplying the number of shares subject to the award by the closing price of RadNet’s common stock on the grant date. These are not amounts actually paid to or necessarily realized by the non-employee director. As of December 31, 2022, each of the above non-employee directors held 6,269 shares of unvested restricted stock and no stock options.

(2)    Ms. Gordon and Ms. Wilson were employees (but were not executive officers) in 2022. The amounts reported in the table reflect amounts paid to each of Ms. Gordon and Ms. Wilson for their services as an employee. Dr. Berger’s 2022 compensation is shown in the below Summary Compensation Table.

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EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 31, 2023, and their positions are shown below.

Name of Executive Officer	Age	Position	Executive Officer Since
Howard G. Berger, M.D.	78	President, Chief Executive Officer and Chairman of the Board	1992
Stephen M. Forthuber	62	President and Chief Operating Officer – Eastern Operations	2006
Norman R. Hames	67	President and Chief Operating Officer – Western Operations	1996
Mark D. Stolper	51	Executive Vice President and Chief Financial Officer	2004
Mital Patel	37	Executive Vice President of Financial Planning and Analysis and Chief Administrative Officer	2016
Michael M. Murdock	68	Executive Vice President, Mergers and Acquisitions	2007
David J. Katz	59	Executive Vice President, Chief Legal Officer and Corporate Secretary	2020
Ranjan Jayanathan	67	Executive Vice President, Chief Information Officer	2021

Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Stephen M. Forthuber has served as an executive officer of RadNet since our acquisition of Radiologix, Inc. in 2006 and currently serves as our President and Chief Operating Officer-Eastern Operations. He joined Radiologix in January 2000, serving as Regional Director of Operations, Northeast, Regional Vice President of Operations, Northeast, Senior Vice President and Chief Development Officer, and ultimately Chief Operating Officer of Radiologix at the time of the sale to RadNet. Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities. Mr. Forthuber received a B.A. in Business Administration from the College of William and Mary in Virginia.

Norman R. Hames has served as an executive officer of RadNet since 1996 and currently serves as our President and Chief Operating Officer-Western Operations. Mr. Hames served on RadNet’s Board of Directors from 2000 until his resignation in 2019. Applying his more than 30 years of experience in the industry, Mr. Hames oversees all aspects of our California and Arizona facility operations. Prior to joining RadNet, Mr. Hames was President and Chief Executive Officer of his own company, Diagnostic Imaging Services, Inc., which owned and operated 14 multi-modality imaging facilities throughout Southern California prior to its sale to RadNet. Mr. Hames gained his initial experience in operating imaging centers for American Medical International, or AMI, and was responsible for the development of AMI’s single and multi-modality imaging centers. Mr. Hames brings business leadership skills from his experience as President and Chief Executive Officer of his own company and has a 30-year background in the day-to-day operations of imaging centers.

Mark D. Stolper has served as our Executive Vice President and Chief Financial Officer since July 2004 and prior to that was an independent member of our Board of Directors. Prior to joining RadNet, Mr. Stolper had diverse experiences in investment banking, private equity, venture capital investing and operations. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings, and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read. After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies. Mr. Stolper also worked for Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions. Mr. Stolper has been a member of the board of directors of Surgalign Holdings, Inc. (NASDAQ: SRGA) since March 2017 and Coherus BioSciences, Inc. (NASDAQ: CHRS) since January 2021. He was a member of the board of directors and audit committee for On Track Innovations, Ltd. (NASDAQ: OTIV) from December 2012 until December 2016. He was also previously a member of the board of directors and audit committee for Metropolitan Health Networks, Inc. (NYSE: MDF) from April 2010 until its sale in December 2012, was a member of the board of directors for a privately held entertainment company providing discount ticketing services and branded event merchandising and was Chairman of the board for a private telemedicine and eHealth provider. Mr. Stolper graduated with a liberal arts degree from the University of Pennsylvania and a finance degree from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles.

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Mital Patel has served as our Executive Vice President of Financial Planning and Analysis since 2016 and Chief Administrative Officer since 2021. Mr. Patel directs national budgets and finance, provides counsel regarding corporate acquisitions, and identifies opportunities for the company to deliver cost-effective medical services. His background, experience and insight provide a critical and effective connection between our business units and management team. Mr. Patel began his career at RadNet in 2010. Prior to that time, Mr. Patel served as part of the management team at Truxtun Radiology before its acquisition by RadNet. Mr. Patel earned a B.A. degree in Business Administration, with a concentration Management and Marketing, from California State University in Bakersfield.

Michael Murdock has served as our Executive Vice President, Mergers and Acquisitions since 2021. Michael Murdock joined RadNet in November of 2006 upon the acquisition of Radiologix by RadNet. Mr. Murdock was Senior Vice President and Chief Financial Officer of Radiologix since January 2005. Mr. Murdock has spent the majority of his career in senior financial positions with health care companies, including positions with American Medical International and its successor American Medical Holdings, Inc., a $2.4 billion in revenue publicly traded owner and operator of acute care facilities that was acquired by National Medical Enterprises, now Tenet Healthcare. Mr. Murdock also served as Chief Financial Officer of Physician Reliance Network, Inc., a $398 million in revenue publicly traded physician practice management company, specializing in oncology. In 1999, PRN merged with American Oncology, Inc. to become U.S. Oncology, Inc., the nation’s largest healthcare network dedicated to cancer treatment and research. From 1999 through 2004, Mr. Murdock served as CFO of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado, and Utah. Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

David J. Katz has served as our Executive Vice President and Chief Legal Officer since March 2020. Mr. Katz has served as our Corporate Secretary since April 2021. Mr. Katz joined RadNet from the international law firm Perkins Coie LLP, where he was a partner for 20 years. Mr. Katz was in private practice for 30 years before joining RadNet. Mr. Katz is responsible for overseeing all of RadNet’s legal matters including, without limitation, mergers, acquisitions, securities and joint ventures. Mr. Katz has also served as a Los Angeles County Sheriff Reserve Deputy since 1990, and is a two-time Medal of Valor recipient from the Los Angeles County Sheriff’s Department.

Ranjan Jayanathan currently serves as our Executive Vice President and Chief Information Officer, and also serves as General Manager of eRAD, the Company’s information technology division. Mr. Jayanathan joined RadNet in 2010 from Voyant Health, where he was the General Manager of American operations. Prior to Voyant, he was a member of the executive management team of Dynamic Imaging. During his nine year tenure at Dynamic Imaging, Mr. Jayanathan managed sales, client services, and solutions architecture. He assisted with Dynamic Imaging’s sale to General Electric in 2007 and its integration into GE’s operations. Prior to Dynamic Imaging, he held various Chief Information Officer and Research and Development positions at Advanced Radiology, Reynolds and Reynolds, and National Medical Computer Services. Mr. Jayanathan earned a degree in electrical engineering from the Massachusetts Institute of Technology.

Our executive officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships among any of our executive officers and directors. There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no arrangements or understandings with another person pursuant to which any of our executive officers or directors were selected as an executive officer or director. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the guiding principles and practices upon which our executive compensation program is based and the compensation paid to our fiscal year 2022 named executive officers (who consist of our principal executive officer, principal financial officer and our next three most highly compensated executive officers in fiscal year 2022 and such persons are referred to as our “Named Executive Officers”):

Howard G. Berger, M.D. – President and Chief Executive Officer (our principal executive officer)

Mark D. Stolper – Executive Vice President and Chief Financial Officer (our principal financial officer)

Stephen M. Forthuber – President and Chief Operating Officer – Eastern Operations

Norman R. Hames – President and Chief Operating Officer – Western Operations

Mital Patel – Executive Vice President of Financial Planning and Analysis and Chief Administrative Officer

Our executive compensation program is designed to attract, retain and motivate talented executive officers who are capable of providing leadership, vision and execution necessary to achieve our business objectives. We actively seek to align the interests of our Named Executive Officers with the creation of stockholder value through our equity compensation program. We believe the compensation paid to our Named Executive Officers for the year ended December 31, 2022 appropriately reflects and rewards their contribution to our performance.

The outbreak of the COVID-19 pandemic in 2020 disrupted our operations, resulting in significantly reduced procedure volumes for the first three quarters of that year. Our management responded quickly and effectively to adjust costs in response to the declining procedure volumes, while taking steps to position RadNet for stronger performance in 2021 and beyond. By the end of 2021, our procedure volume returned to pre-COVID-19 levels. Our 2022 revenue of $1.32 billion was a 20.6% increase over 2021. We generated net income for 2022 of $24.7 million, compared to a net loss of $14.8 million in 2021. In addition, in 2022, through the efforts of our executive management team, we continued to invest and position the Company for future growth, adding a net of 10 new radiology centers in 2022.

Compensation Philosophy

The following principles influence and guide the compensation decisions of the Compensation Committee:

•	Our Management Team is Integral to our Success. At the core of our compensation philosophy is the guiding belief that our management team is an integral component to RadNet’s continued success. Equity compensation and cash bonuses are generally determined near the end of the calendar year and are paid at the beginning of the fiscal year with the goal of continuing to retain and incentivize our Named Executive Officers to achieve or exceed the strategic initiatives set for the upcoming year.

•	Compensation Decisions Should Promote the Interests of Stockholders. Compensation should create incentives for management to achieve strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The Compensation Committee believes that stock option and/or restricted stock awards (or restricted stock units (“RSUs”)) create long-term incentives that align the interests of management with the long-term interests of stockholders.

•	Compensation Should Reflect Position and Responsibility. Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy: (1) total compensation is higher for individuals with greater responsibility and greater ability to influence RadNet’s achievement of targeted results and strategic initiatives; and (2) equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

•	Internal Pay Equity. We have not established a formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but the Compensation Committee believes that internal pay equity is an important factor to be considered in establishing compensation for our Named Executive Officers, and reviews compensation levels to ensure that appropriate pay equity exists.

•	Compensation Should be Reasonable and Responsible. It is essential that our overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels and the Compensation Committee periodically reviews market information from external sources or advisors to determine appropriate levels. Our executive compensation programs are intended to be consistent with our focus on controlling costs.

•	Compensation Disclosures Should be Clear and Complete. The Compensation Committee and management believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English. The Compensation Committee and management believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how much our Names Executive Officers are paid.

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Board and Committee Process

The Role of the Compensation Committee

Our Board of Directors has delegated to the Compensation Committee the authority to approve all compensation and awards to Named Executive Officers. With respect to equity compensation awarded to the Named Executive Officers and others, the Compensation Committee acts as the administrator under the Equity Incentive Plan, and has the authority under that plan to grant equity compensation awards, including restricted stock, RSUs and stock options.

Our Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Committee meets with its compensation consultant and, as applicable, executive management, including our Chief Executive Officer. The Compensation Committee meets in executive session each year to: (1) evaluate the performance of the Named Executive Officers, (2) set the annual compensation of the Named Executive Officers, and (3) consider and approve any grants of equity incentive compensation to the Named Executive Officers.

The Compensation Committee has ultimate authority, including delegated authority over all aspects of Named Executive Officer compensation, including the base salary for each Named Executive Officer and the overall compensation of the Chief Executive Officer.

The Role of Management in the Compensation-Setting Process

Management’s role in the compensation-setting process, includes the following:

•	to establish the operating budget approved by the Board of Directors, which forms the basis for evaluating corporate achievements and the achievements of the divisions our Named Executive Officers manage that are taken into consideration when evaluating compensation levels for Named Executive Officers;

•	to make recommendations to the Compensation Committee on salary levels and stock option and restricted stock awards (or RSUs); and

•	to allocate the amount of cash bonus, restricted stock (or RSUs) and stock option amounts to be awarded to our Named Executive Officers.

Management also prepares information for each Compensation Committee meeting. Our Chief Executive Officer also participates in committee meetings at the request of the Compensation Committee to provide, among other things:

•	background information regarding RadNet’s strategic objectives; and

•	his evaluation of the performance of the other Named Executive Officers, including accomplishments, and areas of strength and weakness.

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The Role of the Compensation Consultant

Under its charter, the Compensation Committee is granted the authority to retain outside advisors and compensation consultants. The Compensation Committee has retained Pearl Meyer to serve as its independent outside compensation consultant and provide compensation analysis and advice since 2016. Pearl Meyer provides the following services with respect to compensation determinations:

•	Executive compensation benchmarking and framework;

•	Assessment of market trends of non-employee director compensation;

•	Review of market compensation practices and trends;

•	Annual incentive plan and equity award design;

•	Advice on merit increases, target bonuses and equity award levels;

•	Assessment of employment and Change in Control agreement provisions; and

•	Legislative and regulatory updates.

Pearl Meyer attends certain Compensation Committee meetings in person or by telephone, including executive sessions as requested, and consults with the Compensation Committee Chair between meetings. Pearl Meyer also reviewed and commented on this executive compensation disclosure and the Named Executive Officer and director compensation tables contained in this Proxy Statement.

As part of the selection and retention process, the Compensation Committee analyzes the independence of Pearl Meyer under SEC and Nasdaq Rules. Pearl Meyer reports directly to the Compensation Committee and performs no other work for RadNet besides rendering compensation consulting services.

In accordance with its charter, the Compensation Committee analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (a) the provision of other services to RadNet by Pearl Meyer; (b) the amount of fees from RadNet paid to Pearl Meyer as a percentage of the firm’s total revenue; (c) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (d) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by the firm with an executive officer of RadNet; (e) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (f) any stock of RadNet owned by Pearl Meyer or the individual compensation advisors employed by the firm. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to RadNet has not created a conflict of interest.

The Role of Peer Companies and Benchmarking

The Compensation Committee reviews a peer group of companies (“Peer Group”) recommended by Pearl Meyer in order to assess the competitiveness of our executive officer compensation level and structure. The composition of the Peer Group is reviewed periodically. In August 2021, with input from Pearl Meyer, the Compensation Committee updated the Peer Group for 2022 given the Company’s growth and changes in potential peers due to acquisitions or recent public offerings, as follows:

Acadia Healthcare Company, Inc.	AdaptHealth Corp	Addus HomeCare Corporation
Apria, Inc.	Aveanna Healthcare Holdings Inc.	Cano Health, Inc.
Fulgent Genetics, Inc.	Hanger, Inc.	InnovAge Holding Corp.
LHC Group, Inc.	ModivCare Inc.	Pediatrix Medical Group, Inc. (fka MEDNAX, Inc.).
Surgery Partners, Inc.	The Ensign Group, Inc.

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The following selection criteria was established to identify companies for inclusion in the Peer Group:

•	U.S. publicly traded companies with annual revenue approximately one-third to twice RadNet’s annual revenue; and

•	primary operations in the healthcare facility and services industry.

Elements of Executive Compensation

Base Salary

We seek to establish a base salary compensation level that appropriately recognizes each Named Executive Officer’s achievements and contributions. Base salary also provides executives with a secure level of monthly income that is not at risk, and our Compensation Committee believes that this gives our Named Executive Officers the ability to focus on the longer term and avoid the urgency that could otherwise encourage a Named Executive Officer to take unnecessary risks. In determining base salaries, our Compensation Committee considers the Named Executive Officer’s qualifications and experience, scope of responsibilities and future potential, the executive’s ability to influence RadNet’s achievements of targeted results and strategic initiatives, the goals and objectives established for the Named Executive Officer, the Named Executive Officer’s past performance, the general pay practices at other companies in our Peer Group, internal pay equity and the tax deductibility of base salary.

Discretionary Cash Bonuses

In recent years, the Compensation Committee has elected to supplement base salary and equity-based compensation with discretionary cash bonus awards generally paid in the beginning of the fiscal year. These discretionary cash bonuses are awarded with the goal of continuing to retain and incentivize our Named Executive Officers to achieve or exceed the strategic initiatives set for the upcoming year.

Equity Based Compensation

We believe that equity compensation is the most effective means of aligning the interests of our officers and other key management personnel with gains realized by our stockholders. The Compensation Committee uses equity awards, including performance-based equity incentive awards, restricted stock, RSUs and stock options, as a long-term incentive vehicle because:

•	performance-based equity incentive awards align the interests of executives with those of our stockholders while encouraging objective strategic goals established by the Compensation Committee;

•	restricted stock, RSUs and/or stock options align the interests of executives with those of our stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders; and

•	the vesting period encourages executive retention and the creation of stockholder value.

We use a mix of restricted stock, RSUs and/or stock options for equity compensation grants to the Named Executive Officers. In determining the maximum number of shares of restricted stock, RSUs and stock options to be granted to Named Executive Officers, the Compensation Committee considers the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance, the value of the equity awards in relation to other elements of total compensation, internal pay equity and market competitiveness. The Chief Executive Officer considers similar factors when allocating the number of shares of restricted stock, RSUs and stock options to be granted to the senior executive officers, within the limitations set by the Compensation Committee.

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Our Equity Incentive Plan was most recently approved by our stockholders at our annual stockholders meeting on June 10, 2021. Unless terminated earlier, the Equity Incentive Plan will terminate on April 14, 2031. The Equity Incentive Plan permits the discretionary award of incentive stock options (“ISO”s), nonqualified stock options (“NSO”s), stock appreciation rights (“SAR”s), restricted stock, and RSUs. Directors, officers, employees and consultants of RadNet and certain of our affiliated companies are eligible to receive awards under the Equity Incentive Plan. A fuller description of the Equity Incentive Plan is included in Proposal 5 and as described in Proposal No. 5, we are asking stockholders to approve, among other things, an amendment and restatement of our Equity Incentive Plan to increase to the maximum number of shares which may be issued under the Equity Incentive Plan.

Additional Benefits

Our executive officers, including our Named Executive Officers, participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. Perquisites to our Named Executive Officers are not a material element of our compensation program. We pay the premiums for our Named Executive Officers’ coverages under our health and life insurance plans and all of our Named Executive Officers are provided a monthly car allowance. We also maintain a Split Dollar Life Insurance Plan pursuant to which we have corporate owned life insurance (“COLI”) policies on our key management employees including our Named Executive Officers. These COLI policies would, upon the insured’s death, pay death benefits proceeds to the insured’s beneficiaries while RadNet would then receive any excess death benefit proceeds along with any remaining cash surrender value of the COLI policy. Each Named Executive Officer has executed a participation agreement with RadNet under the Split Dollar Life Insurance Plan, which agreement specifies the amount of death benefit proceeds and the beneficiaries of this life insurance arrangement. Additionally, we have historically provided matching 401(k) contributions for our employee participants, which we suspended in 2020 but commenced providing again in 2021 and continued to provide in 2022.

Change in Control and Severance Arrangements

As described in the “Employment Agreements” section below, as an inducement to attract and retain qualified executive officers, certain benefits are provided if the Named Executive Officer’s employment is terminated under certain circumstances. None of our Named Executive Officers are eligible for gross-up payments to cover excise taxes in connection with a change in control transaction. There is full acceleration of time-based vesting for all then-unvested shares underlying equity compensation awards issued under the Equity Incentive Plan and the Deferred Compensation Plans upon termination of a participant’s service due to his/her death or disability. Such accelerated vesting is also provided to the Named Executive Officers upon a change in control or upon a qualifying involuntary termination of employment.

Nonqualified Deferred Compensation Arrangements

We maintain a Nonqualified Deferred Compensation Plan (the “NDC Plan”) and a RadNet Deferred Compensation Plan (2016) (the “Excess Plan” and together with the NDC Plan, the “Deferred Compensation Plans”) which are administered by the Compensation Committee. The NDC Plan is used for the deferral of equity compensation and the Excess Plan is used for the deferral of cash compensation. The Named Executive Officers, the members of the Board of Directors, and other executives or highly compensated employees of RadNet or designated affiliated entities (collectively, “participants”) who are selected by the Compensation Committee are eligible to participate in the Deferred Compensation Plans. Participants have the opportunity to voluntarily elect to defer the timing of payment of base salary, incentive compensation and/or stock awards. The Compensation Committee determines which forms of compensation are eligible for deferral and can prescribe limits on the amount of deferrals. It may also, in its discretion, credit a participant’s account with a contribution amount from RadNet.

Cash-based deferrals may also accrue notional investment returns based on the performance of one or more measurement funds selected by RadNet and in which the participant may elect to have portions of his/her cash account hypothetically invested. RadNet stock grant deferrals will be settled on a one-for-one basis with RadNet common shares (or their cash equivalent). The Deferred Compensation Plans are not funded; payments are made out of RadNet’s general assets and participants are unsecured general creditors of RadNet with respect to deferred amounts. However, as expressly permitted under the Deferred Compensation Plans and applicable tax laws, RadNet has established a “rabbi trust” to provide a source of funds for meeting its financial obligations under the Deferred Compensation Plans.

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Participants generally must submit their elections to defer compensation before the calendar year in which compensation is earned (except that participants can make a deferral election within 30 days of their initial eligibility to participate in the Deferred Compensation Plans). Settlement of deferred amounts will be affected in accordance with the Deferred Compensation Plans and the applicable deferral election and generally will be paid in either a lump sum or a series of annual installments after the applicable distribution date. Deferred compensation amounts can be paid out on an accelerated basis under certain circumstances including a change in control of RadNet. The aggregate amount that could potentially be paid out under the Deferred Compensation Plans is presently indeterminable and will depend on the amounts and types of deferrals along with the performance of the hypothetical investments and RadNet stock value.

The Deferred Compensation Plans are each intended to be a “top-hat” plan and are governed by the laws of the state of Delaware except to the extent preempted by The Employee Retirement Income Security Act of 1974. It is intended that the Deferred Compensation Plans and any payments thereunder comply with Internal Revenue Code (“Code”) Section 409A, which governs the federal income taxation of nonqualified deferred compensation. The Deferred Compensation Plans will remain in effect until terminated by RadNet, but deferred amounts may still, in certain circumstances, remain outstanding in accordance with the applicable deferral elections after termination.

Policy Prohibiting Hedging and Pledging

Our insider trading policy prohibits employees, advisors, officers, directors and consultants of the Company, members of their immediate families, and corporations, partnerships or similar entities which such persons influence or control (collectively, “Covered Persons”) from entering into hedging or derivative transactions, including purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. Our Chief Legal Officer, who serves as chief compliance officer under the policy, has the authority to grant exceptions to the prohibition against pledges where a Covered Person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Fiscal Year 2022 Compensation Determinations

The Compensation Committee, with advice from Pearl Meyer, elected to increase base salaries for the Named Executive Officers effective January 1, 2022 in order to attain a greater level of parity with the 2022 Peer Group, as set forth below:

	2021 Salary	2022 Salary
Howard Berger	$1,200,000	$1,500,000
Mark Stolper	$525,000	$575,000
Stephen Forthuber	$600,000	$650,000
Norman Hames	$600,000	$650,000
Mital Patel	$525,000	$575,000

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Based on the superior results achieved in 2021, and in order to align a portion of the compensation awarded with compensation-based metrics, in January 2022, the Compensation Committee awarded the Named Executive Officers (other than the CEO): (a) cash awards (in amounts equal to 100% of annual base salary for 2021), (b) restricted shares, or RSUs for those Named Executive Officers who are deferring incentive compensation under the NDC Plan, with a grant date value approximately equal to 75% of their 2021 base salaries and (c) stock options with the grant date value approximately equal to the Black Scholes option pricing value of 75% of the 2021 base salaries. The number of restricted shares/RSUs issued was equal to the whole number (rounded down to the nearest integer) that is the quotient of the dollar value shown below divided by the closing price of a common share on the grant date of January 4, 2022 (which was $29.44). One-third of the restricted shares/RSUs vested on the date of grant. Subject to the Named Executive Officer’s continued service, the remaining restricted shares/RSUs will vest in two equal annual installments on January 3rd of 2023 and 2024. One-third of the stock options vested on the date of grant. Subject to the Named Executive Officer’s continued service, the remaining two-thirds of the options will vest in three equal annual installments January 2nd of 2023, 2024 and 2025. The stock options have a per share exercise price of $29.44. The Compensation Committee also approved a $4.0 million cash bonus to Dr. Berger (who received no equity compensation). The following table summarizes these awards.

	Cash Bonus ($)	Grant Date Value of Equity Award ($)	Shares/RSUs (#)	Option Shares (#)
Howard Berger	4,000,000	–	–	–
Mark Stolper	525,000	393,750	13,374	29,140
Stephen Forthuber	600,000	450,000	15,285	33,300
Norman Hames	600,000	450,000	15,285	33,300
Mital Patel	525,000	393,750	13,374	29,140
Total	6,250,000	1,687,500	57,318	124,880

The Compensation Committee determined, based on its discussions and recommendations from Pearl Meyer, to implement a modified incentive compensation arrangement commencing in 2022 and which included making certain equity incentive grants in January 2022 to the Named Executive Officers (rather than in January 2023) and introducing performance based equity incentive awards.

Accordingly, on January 4, 2022, the Compensation Committee approved the award to each Named Executive Officer (other than the CEO) of restricted shares/RSUs and options, each with a grant date value approximately equal to 25% of their 2022 base salaries. The options have a per share exercise price of $29.44. Subject to the Named Executive Officer’s continued service, these restricted shares/RSUs and options vested on January 4, 2023. The following table summarizes these awards.

	Grant Date Value of Equity Award ($)	Shares/RSUs (#)	Option Shares (#)
Howard Berger	–	–	–
Mark Stolper	143,750	4,882	10,635
Stephen Forthuber	162,500	5,519	12,025
Norman Hames	162,500	5,519	12,025
Mital Patel	143,750	4,882	10,635
Total	612,500	20,802	45,320

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Additionally, on January 4, 2022, the Compensation Committee also approved the award to each Named Executive Officer (other than the CEO) of performance-based options (“PSOs”) and performance-based restricted stock units (“PSUs”). The performance vesting conditions were based on attainment of adjusted EBITDA goals established by the Compensation Committee for calendar year 2022. The maximum number of shares subject to these PSOs have an aggregate grant date value approximately equal to the Black-Scholes option value of approximately 50% of the 2022 base salaries. The target number of shares subject to these PSUs have an aggregate grant date value approximately equal to 25% of the 2022 base salaries. The maximum number of PSUs that can vest is equal to 200% of the target number. The closing price of a common share on the grant date of January 4, 2022 was $29.44. The portion of the PSOs and PSUs that satisfy the EBITDA performance vesting conditions will also be subject to continued service vesting conditions. 50% of those performance-vested PSUs will incrementally vest on each of January 4th of 2024 and 2025. One-third of those performance-vested PSOs will incrementally vest on each of January 4th of 2024, 2025 and 2026. The PSOs have a per share exercise price of $29.44. The tables below summarize these performance-based awards.

	Grant Date Approximate Value of Equity Award	Target Number of PSUs
Howard Berger	$–	–
Mark Stolper	$143,750	4,882
Stephen Forthuber	$162,500	5,519
Norman Hames	$162,500	5,519
Mital Patel	$143,750	4,882
Total	$612,500	20,802

	Grant Date Approximate Value of Equity Award	Maximum Number of PSOs
Howard Berger	$–	–
Mark Stolper	$287,500	21,275
Stephen Forthuber	$325,000	24,050
Norman Hames	$325,000	24,050
Mital Patel	$287,500	21,275
Total	$1,225,000	90,650

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These performance-based awards were subject to attainment of Company Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (“AEBITDA”) in Fiscal Year 2022 as determined and adjusted by the Compensation Committee. The target AEBITDA was approximately $201.9 million. The ratio of actual AEBITDA divided by target AEBITDA determines the amount (if any) of PSOs/PSUs that become vested as shown in the table below.

FY 2022 AEBITDA	Shares Performance Vested	Shares Performance Vested
Achieved vs. Target	As % of Maximum PSO Shares	As % of Target PSU Shares
Less than or equal to 92.5%	0%	0%
93.0%	5%	10%
94.0%	15%	30%
95.0%	25%	50%
96.0%	30%	60%
97.0%	35%	70%
98.0%	40%	80%
99.0%	45%	90%
100.0%	50%	100%
101.0%	55%	110%
102.0%	60%	120%
103.0%	65%	130%
104.0%	70%	140%
105.0%	75%	150%
106.0%	85%	170%
107.0%	95%	190%
Greater than or equal to 107.5%	100%	200%

On February 28, 2023, based on 2022 financial data provided by Company management, the Compensation Committee determined that a 95% performance level of adjusted EBITDA performance was attained for 2022 and therefore that 25% of the PSOs became Performance-Based vested and 50% of the PSUs became Performance-Based vested. In accordance with the award agreements, the portion of the awards that did not become Performance-Based vested was forfeited without consideration. The table below reflects these numbers for each of the Named Executive Officers and the far right columns show how many shares underlying the 2022 performance-based awards remain outstanding and eligible to become vested if/when the time-based service vesting conditions are attained.

Named Executive Officer	Target PSUs	Forfeited PSUs	Outstanding Unvested PSUs
Mark Stolper*	4,882	2,441	2,441
Stephen Forthuber	5,519	2,759	2,760
Norman Hames	5,519	2,759	2,760
Mital Patel	4,882	2,441	2,441
Total	20,802	10,400	10,402

Named Executive Officer	Maximum PSO Shares	Forfeited PSO Shares	Outstanding Unvested PSOs
Mark Stolper*	21,275	15,956	5,319
Stephen Forthuber	24,050	18,037	6,013
Norman Hames	24,050	18,037	6,013
Mital Patel	21,275	15,956	5,319
Total	90,650	67,986	22,664

* Reflects numbers before domestic relations order transfer of portion of award to former spouse.

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2022 Stockholder Advisory Vote on Executive Compensation

In June 2022, over 95% of the stockholder votes (excluding abstained and broker non-votes) were cast “FOR” the stockholder advisory vote regarding our Named Executive Officers’ compensation. The Compensation Committee carefully considered these results and a variety of other information, including the most recent competitive market assessment of pay, in determining compensation structure and amounts for 2023.

Fiscal Year 2023 Compensation Determinations

In December 2022, Pearl Meyer provided the Compensation Committee with a compensation benchmarking report on the Company’s Peer Group (which Peer Group was unchanged from the one used above for 2022 compensation determinations). Based in part on this report and also on advice from Pearl Meyer, the Compensation Committee elected to (i) not modify base salaries for the Named Executive Officers so that salaries remain unchanged from 2022 and (ii) make other compensation decisions set forth below for 2023.

On January 3, 2023, in order to retain and further motivate the Named Executive Officers and align their interests with Company stockholder interests, the Compensation Committee determined to provide the Named Executive Officers with the cash bonuses which were paid in January 2023 in the amount of $2,000,000, $287,500, $325,000, $325,000, and $287,500 for Berger, Stolper, Hames, Forthuber and Patel, respectively. The bonuses paid to the Named Executive Officers (other than the Chief Executive Officer) were equal to 50% of 2022 base salaries. Dr. Berger’s cash bonus amount was paid by BRMG.

As discussed above, in 2022 the Compensation Committee determined, based on its discussions and recommendations from Pearl Meyer, to implement a modified incentive compensation arrangement which includes making certain performance-based equity incentive awards. Accordingly, on January 3, 2023, the Compensation Committee approved the award to each Named Executive Officer of performance-based options (“PSOs”) and performance-based restricted stock units (“PSUs”). The performance vesting conditions are based on attainment of AEBITDA goals established by the Compensation Committee for calendar year 2023. The maximum number of shares subject to these PSOs have an aggregate grant date value approximately equal to the Black-Scholes option value of approximately 50% of the 2022 base salaries. The target number of shares subject to these PSUs have an aggregate grant date value approximately equal to 25% of the 2022 base salaries. The maximum number of PSUs that can vest is equal to 200% of the target number. The closing price of a common share on the grant date of January 3, 2023 was $18.64. The portion of the PSOs and PSUs that satisfy the EBITDA performance vesting conditions will also be subject to continued service vesting conditions. 50% of those PSUs will incrementally vest on each of March 10th of 2024 and 2025. One-third of those PSOs will incrementally vest on each of March 10th of 2024, 2025 and 2026. The PSOs have a per share exercise price of $18.64. The tables below summarize these 2023 performance-based awards.

	Grant Date Value of PSUs Award	Target Number of PSUs
Howard Berger	$375,000	20,118
Mark Stolper	$143,750	7,711
Stephen Forthuber	$162,500	8,717
Norman Hames	$162,500	8,717
Mital Patel	$143,750	7,711
Total	$987,500	52,974

	Grant Date Value of PSOs Award	Maximum Number of PSOs
Howard Berger	$750,000	77,976
Mark Stolper	$287,500	29,891
Stephen Forthuber	$325,000	33,789
Norman Hames	$325,000	33,789
Mital Patel	$287,500	29,891
Total	$1,975,000	205,336

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In addition, the Compensation Committee determined to provide the Named Executive Officers with (i) grants of stock units (for those Named Executive Officers deferring receipt of the underlying shares) or restricted shares (either “RSG Shares”) with a grant date value approximately equal to 50% of the 2022 base salaries for the Named Executive Officers, and (ii) grants of stock options (“Options”) with a grant date value approximately equal to the Black Scholes option pricing value of 50% of 2022 base salaries. The table below reflects these awards.

	Grant Date Value of each of RSGs and of Option Award	Number of RSG Shares(1)	Number of Option Shares(1)
Howard Berger	$1,000,000	53,648	103,969
Mark Stolper	$287,500	15,423	29,891
Norman Hames	$325,000	17,435	33,789
Stephen Forthuber	$325,000	17,435	33,789
Mital Patel	$287,500	15,423	29,891
Total	$2,225,000	134,787	231,329

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(1)	The number of RSG Shares is equal to the whole number (rounded down to the nearest integer) that is the quotient of the grant dollar value shown above divided by the closing price of a Company common share as reported on Nasdaq for January 3, 2023 which was $18.64. The number of Option shares is equal to the whole number (rounded down to the nearest integer) utilizing the Black-Scholes option pricing model for the grant dollar value shown above and applying the closing price of a Company common share as reported on Nasdaq for January 3, 2023 which was $18.64. The per share exercise price for the Options is also $18.64.

Subject to the Named Executive Officer’s continued service, the RSG Shares vest in two equal annual installments with one-half vesting on March 10, 2023 and one-half vesting on March 10, 2024. Subject to the Named Executive Officer’s continued service, the Option shares vest in three equal annual installments with one-third vesting on each of March 10, 2023, March 10, 2024 and March 10, 2025, respectively.

Taxes, Risks and other Considerations

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” The Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, including the impact of these tax law changes. However, the Compensation Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in our best interest and the best interest of our stockholders. Thus, executive compensation arrangements may not be tax deductible or, if initially intended to be tax deductible, may not actually receive this treatment.

Risk Considerations in Our Compensation Programs

Our Compensation Committee reviews the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. The Compensation Committee believes our compensation programs strike a balance between providing secure compensation (base salaries) as well as appropriate short- and long-term incentives, such that our executive officers are not encouraged to take unnecessary or excessive risks.

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Stock Ownership

We structure our pay to consist of primarily fixed compensation with base salary in cash, bonuses and non-cash long-term incentive programs. Although we do not have requirements or guidelines specifying amounts of ownership of RadNet common stock for our Named Executive Officers, we do promote and encourage the aligning of their interests with those of our stockholders by providing them with significant equity awards.

Recoupment of Compensation Policy

Our Board of Directors has adopted a Policy on Recoupment of Compensation or “Clawback Policy” that is intended to deter both financial/accounting irregularities with respect to RadNet’s financial statements and also misconduct by senior executives. The Clawback Policy is generally administered by the Compensation Committee although the Board of Directors may administer the policy or designate another committee to serve in such role, and may also act in conjunction with the Audit Committee. The policy applies to RadNet’s officers and other designated key employees (collectively, “Senior Executives”) during their employment and continuing until the third anniversary of their cessation in serving as a Senior Executive.

Under the Clawback Policy, if RadNet restates any financial statements previously filed with the SEC (other than due to a change in accounting policy), then the Compensation Committee (or other designated committee) can take certain actions to recoup performance-based compensation from the Senior Executives that exceeded the amount that would have been paid under the restated financial results, including the cancellation of equity compensation awards. Performance-based compensation that was paid or earned more than three years prior to the date of discovery of the financial/accounting irregularity would generally not be subject to recoupment under the Clawback Policy. A Senior Executive that is determined to have committed “Misconduct” (as defined under the Clawback Policy) is subject to additional measures including recoupment or cancellation or reimbursement of incentive compensation, adjustment of future compensation, and/or disciplinary actions including termination of employment (with concurrence of the Board of Directors).

We intend to adopt a general compensation recovery policy (or modify our existing Clawback Policy) upon the finalization by The Nasdaq Stock Market LLC of an SEC-approved listing standard that complies with Exchange Act Rule 10D-1.

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COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed with RadNet’s management the “Compensation Discussion and Analysis” included above and unanimously recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Submitted by the Compensation Committee:

Lawrence L. Levitt, Chair Laura P. Jacobs Gregory E. Spurlock David L. Swartz

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Lawrence L. Levitt, Laura P. Jacobs, Gregory E. Spurlock, and David L. Swartz. None of our executive officers serve or have served on the board of directors or compensation committee of another company that also has an executive officer that serves on our board of directors or our Compensation Committee.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table, footnotes and related narrative summarizes the total compensation paid to or earned by each of our Named Executive Officers for 2022, 2021, and 2020:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Howard G. Berger, M.D.	2022	1,500,000	4,000,000	–	–	55,517	5,555,517
President and Chief Executive Officer	2021	1,200,000	3,308,654	–	–	58,568	4,567,222
(principal executive officer)(4)	2020	782,692	2,000,000	–	–	53,069	2,835,761

Mark D. Stolper	2022	575,000	525,000	681,250	825,000	31,213	2,637,463
Executive Vice President and Chief Financial Officer	2021	525,000	393,750	460,882	–	28,466	1,408,098
(principal financial officer)	2020	389,375	237,500	237,500	107,322	23,964	995,661

Stephen M. Forthuber	2022	650,000	600,000	775,000	937,500	47,258	3,009,758
President and Chief Operating	2021	600,000	450,000	526,721	–	37,265	1,613,986
Officer – Eastern Operations	2020	445,192	275,000	275,000	124,272	31,424	1,150,888

Norman R. Hames	2022	650,000	600,000	775,000	937,500	26,776	2,989,277
President and Chief Operating	2021	600,000	450,000	526,721	–	16,375	1,593,096
Officer – Western Operations	2020	445,192	275,000	275,000	124,272	12,607	1,132,071

Mital Patel	2022	575,000	525,000	681,250	825,000	50,799	2,657,049
Executive Vice President of Financial Planning and	2021	524,038	375,000	1,153,939	–	38,895	2,091,873
Analysis and Chief Administrative Officer	2020	368,173	212,500	212,500	96,022	33,184	922,379

_______________

(1)	The salaries paid to our Named Executive Officers in 2020 were reduced compared to prior years as the result of a voluntary reduction of base salaries during the period from April 2020 to October 2020 in response to uncertainties associated with the COVID-19 pandemic.

(2)	The value for the stock awards is based on the number of shares granted multiplied by the closing share price of our common stock on the date of grant. These are not amounts actually paid to or realized by the Named Executive Officer. In accordance with SEC rules, the grant date fair value for stock options is calculated based on a Black Scholes valuation of each award determined under FASB ASC 718 incorporating the following assumptions: expected life 6 years; weighted average volatility 46.8%; risk free interest rate 1.7%; and expected dividend yield 0%. We used historical stock prices as the basis for the volatility assumptions. The risk free interest rate was based on U.S. Treasury rates in effect at the time of grant.

(3)	For 2022, the Named Executive Officers received the following: (i) an annual car allowance as follows: $15,000 for Mr. Forthuber, $9,600 for Mr. Stolper, and $18,000 for Mr. Patel, and company provided automobile for Mr. Hames with annual benefit of $3,000; (ii) RadNet paid premiums for coverage under RadNet’s split dollar life insurance plans in the following amounts: $45,300 for Dr. Berger, $1,950 for Mr. Forthuber, $2,760 for Mr. Hames, $820 for Mr. Stolper, and $430 for Mr. Patel; (iii) a 401(k) retirement plan match from RadNet in the amount of $3,050 for each of Messrs. Forthuber, Hames, Stolper, and Patel; (iv) RadNet paid premiums for group health insurance (medical, dental and vision) plans in the following amounts: $10,198 for Dr. Berger, $27,164 for Mr. Forthuber, $17,906 for Mr. Hames, $17,649 for Mr. Stolper, and $29,225 for Mr. Patel; and (v) Company paid premiums for life insurance and long-term disability coverage under RadNet’s group life insurance plans in the following amounts $19 for Dr. Berger, $94 for Mr. Forthuber, $61 for Mr. Hames, $94 for Mr. Stolper, and $94 for Mr. Patel.

(4)	$500,000 of the base salary and all of the bonus compensation paid to Dr. Berger in each year was paid by BRMG.

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Grants of Plan-Based Awards

The table below sets forth certain information with respect to grants of awards to our Named Executive Officers under the Equity Incentive Plan during 2022.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2022

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name/Award Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Mark D. Stolper
-Performance based RSUs (3)	1.4.22	488	4,882	9,764				143,750
--Time-based RSUs (1)	1.4.22				13,374			393,750
--Time-based RSUs (2)	1.4.22				4,882			143,750
-Performance-based Options (3)	1.4.22	1,064	10,638	21,275			29.44	287,500
--Time-based Options (1)	1.4.22					29,140	29.44	393,750
--Time-based Options (2)	1.4.22					10,635	29.44	143,750

Stephen M. Forthuber
-Performance based RSUs (3)	1.4.22	552	5,519	11,038				162,500
--Time-based RSUs (1)	1.4.22				15,285			450,000
--Time-based RSUs (2)	1.4.22				5,519			162,500
-Performance-based Options (3)	1.4.22	1,203	12,025	24,050			29.44	325,000
--Time-based Options (1)	1.4.22					33,300	29.44	450,000
--Time-based Options (2)	1.4.22					12,025	29.44	162,500

Norman R. Hames
-Performance based RSUs (3)	1.4.22	552	5,519	11,038				162,500
--Time-based RSUs (1)	1.4.22				15,285			450,000
--Time-based RSUs (2)	1.4.22				5,519			162,500
-Performance-based Options (3)	1.4.22	1,203	12,025	24,050			29.44	325,000
--Time-based Options (1)	1.4.22					33,300	29.44	450,000
--Time-based Options (2)	1.4.22					12,025	29.44	162,500

Mital Patel
-Performance based RSUs (3)	1.4.22	488	4,882	9,764				143,750
--Time-based RSUs (1)	1.4.22				13,374			393,750
--Time-based RSUs (2)	1.4.22				4,882			143,750
-Performance-based Options (3)	1.4.22	1,064	10,638	21,275			29.44	287,500
--Time-based Options (1)	1.4.22					29,140	29.44	393,750
--Time-based Options (2)	1.4.22					10,635	29.44	143,750

_______________

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(1)	One-third of the restricted shares/RSUs vested on the date of grant. Subject to the Named Executive Officer’s continued service, the remaining restricted shares/RSUs will vest in two equal annual installments on January 3rd of 2023 and 2024. One-third of the stock options vested on the date of grant. Subject to the Named Executive Officer’s continued service, the remaining two-thirds of the Options will vest in three equal annual installments on January 2nd of 2023, 2024 and 2025. The time-based vesting of unvested outstanding awards fully accelerates earlier upon: (i) termination of the Named Executive Officer’s service due to his death or Disability (as defined below) or (ii) termination of the Named Executive Officer’s service either by RadNet without Cause (as defined below) or by the Named Executive Officer for Good Reason (as defined below) or (iii) a change in control of RadNet.

(2)	Subject to the Named Executive Officer’s continued service, these restricted shares/RSUs and options vested on January 4, 2023. The time-based vesting of unvested outstanding awards would have fully accelerated earlier upon: (i) termination of the Named Executive Officer’s service due to his death or Disability or (ii) termination of the Named Executive Officer’s service either by RadNet without Cause or by the Named Executive Officer for Good Reason or (iii) a change in control of RadNet.

(3)	These awards have both time-based and performance-based vesting conditions. The performance vesting conditions were based on attainment of adjusted EBITDA goals established by the Compensation Committee for calendar year 2022. These goals are more fully described above in the Fiscal Year 2022 Compensation Determinations section and the actual level of performance achievement was 95% of the target AEBITDA. The maximum number of shares subject to these PSOs have an aggregate grant date value approximately equal to the Black-Scholes option value of approximately 50% of the 2022 base salaries. The target number of shares subject to these PSUs have an aggregate grant date value approximately equal to 25% of the 2022 base salaries. The maximum number of PSUs that can vest is equal to 200% of the target number. The closing price of a common share on the grant date of January 4, 2022 was $29.44. The portion of the PSOs and PSUs that satisfy the EBITDA performance vesting conditions will also be subject to continued service vesting conditions. 50% of those performance-vested PSUs will incrementally vest on each of January 4th of 2024 and 2025. One-third of those performance-vested PSOs will incrementally vest on each of January 4th of 2024, 2025 and 2026.

(4)	For discussion regarding the valuation model and assumptions used to calculate the grant date fair value of these stock and option awards, see footnote (2) to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2022. All of the below awards were issued under the Equity Incentive Plan.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(3)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(3)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Mark D. Stolper (5)
January 4, 2016 Grant	35,703	--		6.07	1/4/2026
January 6, 2017 Grant	34,399	--		6.30	1/6/2027
January 2, 2018 Grant	21,564	--		10.05	1/2/2028
January 7, 2019 Grant	19,828	--		10.93	1/7/2029
January 6, 2020 Grant	7,072	3,536		20.43	1/6/2030
January 4, 2021 Grant						6,439			121,246
January 4, 2022 PSUs								4,445	83,888
January 4, 2022 RSUs						12,371	232,946
January 4, 2022 RSUs						4,445	83,888
January 4, 2022 PSOs			9,707	29.44	1/4/2032
January 4, 2022 Option	8,863	17,727		29.44	1/4/2032
January 4, 2022 Option		9,704		29.44	1/4/2032

Stephen M. Forthuber
January 4, 2016 Grant	39,127	--		6.07	1/4/2026
January 6, 2017 Grant	37,698	--		6.30	1/6/2027
January 2, 2018 Grant	27,363	--		10.05	1/2/2028
January 7, 2019 Grant	25,158	--		10.93	1/7/2029
January 6, 2020 Grant	8,974	4,487		20.43	1/6/2030
January 4, 2021 Grant						8,064			151,845
January 4, 2022 PSUs								5,519	103,923
January 4, 2022 RSUs						15,285	287,817
January 4, 2022 RSUs						5,519	103,923
January 4, 2022 PSOs			12,025	29.44	1/4/2032
January 4, 2022 Option	11,100	22,200		29.44	1/4/2032
January 4, 2022 Option		12,025		29.44	1/4/2032

Norman R. Hames
January 4, 2016 Grant	39,127	--		6.07	1/4/2026
January 6, 2017 Grant	19,179	--		6.30	1/6/2027
January 2, 2018 Grant	11,194	--		10.05	1/2/2028
January 7, 2019 Grant	8,386	--		10.93	1/7/2029
January 6, 2020 Grant	8,974	4,487		20.43	1/6/2030
January 4, 2021 Grant						8,064			151,845
January 4, 2022 PSUs								5,519	103,923
January 4, 2022 RSUs						15,285	287,817
January 4, 2022 RSUs						5,519	103,923
January 4, 2022 PSOs			12,025	29.44	1/4/2032
January 4, 2022 Option	11,100	22,200		29.44	1/4/2032
January 4, 2022 Option		12,025		29.44	1/4/2032

Mital Patel
January 6, 2017 Grant	29,762	--		6.30	1/6/2027
January 2, 2018 Grant	18,657	--		10.05	1/2/2028
January 7, 2019 Grant	17,154	--		10.93	1/7/2029
January 6, 2020 Grant	6,934	3,467		20.43	1/6/2030
January 4, 2021 Grant					1/4/2031	6,945			130,774
January 4, 2022 PSUs								4,882	91,928
January 4, 2022 RSUs						13,374	251,832
January 4, 2022 RSUs						4,882	91,928
January 4, 2022 PSOs			10,638	29.44	1/4/2032
January 4, 2022 Option	9,713	19,427		29.44	1/4/2032
January 4, 2022 Option		10,635		29.44	1/4/2032

_______________

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(1)	For options granted between 2016 and 2018, one-third of the options vest on the second anniversary of the date of grant and the remaining portion of the options vest in equal increments on the third and fourth anniversaries of the date of grant. For options granted in 2019 and 2020, one-third of the options incrementally vest on each of the first three anniversaries of the date of grant.

(2)	For stock/RSU awards granted before 2022, one-third of the stock/RSU awards are fully-vested as of the date of grant and the remaining portion of the stock/RSU awards vest in equal increments on the first and second anniversaries of the date of grant.

(3)	For awards which were granted in 2022, see footnotes (1) through (3) to the above Grants of Plan-Based Awards Table. All options have a maximum ten-year term from their date of grant. The time-based vesting of unvested outstanding awards fully accelerates earlier than the above scheduled vesting upon: (i) termination of the Named Executive Officer’s service due to his death or Disability or (ii) termination of the Named Executive Officer’s service either by RadNet without Cause or by the Named Executive Officer for Good Reason or (iii) a change in control of RadNet.

(4)	The aggregate market value is determined by multiplying the number of shares that have not vested by $18.83 per share, the last closing price of our common stock as of December 31, 2022.

(5)	The equity award numbers listed above are net of the portions transferred to Mr. Stolper’s former spouse pursuant to a domestic relations order.

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Option Exercises and Stock Vested During 2022

The following table sets forth information for the Named Executive Officers regarding the value realized during 2022 pursuant to the vesting of restricted stock, or RSUs in the case of Mr. Stolper, and exercised stock options.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark D. Stolper	15,389	447,366
Stephen M. Forthuber	17,646	512,912
Norman R. Hames	17,646	512,912
Mital Patel	14,645	426,052

_______________

(1)	None of the Named Executive Officers exercised stock options during 2022.

(2)	The value realized on vesting is determined by multiplying the number of shares that vested by the per share closing price of our common stock on the vesting date.

Pension Benefits and Nonqualified Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement. However, we do have the Deferred Compensation Plans.

The employment arrangements of three of our Named Executive Officers include a required payment of deferred compensation upon termination of employment in certain situations. The following table shows the contributions, earnings and distributions of nonqualified deferred compensation during the fiscal year ended December 31, 2022.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(5)
Howard G. Berger, M.D.	–	–	–	–	2,500,000	(3)
Mark D. Stolper	681,250	–	(1,371,384)	–	2,431,518
Norman R. Hames	609,615	–	(196,384)	–	2,119,467	(4)

_______________

(1)	In 2022, Mr. Stolper elected to defer receipt of his 2022 stock grants (net of shares transferred to his former spouse pursuant to a domestic relations order), resulting in his receipt of 21,114 RSUs from three separate RSU grants on January 4, 2022. On the date of grant of these RSUs, the Company share price was $29.44. On December 31, 2022 the Company share price was $18.83. For Mr. Stolper, $681,250 has been reported as compensation in the Summary Compensation Table for 2022, which represents the value of his RSU grants prior to the transfer of shares to his former spouse in accordance with a domestic relations order. The following table shows the number of RSUs held by Mr. Stolper at the end of 2021 and the total held at the end of 2022.

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	Restricted Stock Units at December 31, 2021	Restricted Stock Units Deferred during 2022	Total RSUs held at December 31, 2022
Mark D. Stolper	108,126	21,114	129,240

(2)	Amount represents stock price depreciation in 2022 on all RSUs and income/losses on notional investments made under the Excess Plan. No portion of any appreciation or depreciation has been reported as compensation in the Summary Compensation Table for 2022.

(3)	Pursuant to the Management Consulting Agreement dated as of January 1, 1994, as amended, upon Dr. Berger’s resignation or RadNet’s termination of his employment without cause by the Company, Dr. Berger is entitled to receive an amount equal to five times his 2010 base salary paid by BRMG. Upon termination of his employment by the Company for cause, Dr. Berger is entitled to an amount equal to his 2010 base salary paid by BRMG. Dr. Berger’s 2010 base salary as paid by BRMG was $500,000. Such post-employment payment is subject to post-termination covenants intended to protect RadNet’s business.

(4)	Pursuant to the Employment Agreement dated as of September 1, 2022, upon Mr. Hames’ resignation or RadNet’s termination of employment without cause, Mr. Hames is entitled to receive an amount equal to three times his 2010 base salary. Upon termination of his employment by the Company for cause, Mr. Hames is entitled to an amount equal to his 2010 base salary. Mr. Hames’ 2010 base salary was $350,000. Such post-employment payment is subject to post-termination covenants intended to protect RadNet’s business. Mr. Hames’ balance under the Excess Plan as of December 31, 2022 was $1,069,467.

(5)	None of the $2,500,000 reported for Dr. Berger is reported in the Summary Compensation Table for 2022 or was reported in the Summary Compensation Table for any prior years. Of the $2,431,518 reported for Mr. Stolper, $681,250 is reported in the Summary Compensation Table for 2022 and a total of $894,293 was reported for Mr. Stolper in the Summary Compensation Table for prior years. Of the $2,119,467 reported for Mr.Hames, $609,615 is reported in the Summary Compensation Table for 2022 and a total of $600,000 was reported for Mr. Hames in the Summary Compensation Table for prior years.

Employment Agreements

On September 1, 2022, our wholly owned subsidiary, Radnet Management, Inc. (“RMI”), entered into new executive employment agreements (each an “Agreement” and together the “Agreements”) with our Named Executive Officers other than Dr. Berger (whose Agreement with RMI was executed on April 20, 2023), pursuant to which each such Named Executive Officer will continue to be employed by RMI under the terms and conditions of the Agreements.  Under the Agreements, employment is “at will” and may be terminated by either RMI or the Named Executive Officer at any time. The new Agreements generally have uniform terms and conditions and they replace and supersede all existing employment agreements although certain individual-specific legacy provisions from the former agreements are retained in the Agreements.

Under the Agreement, each Named Executive Officer is eligible to:

(a) receive an annual base salary (subject to adjustment in the discretion of our Board of Directors or its compensation committee);  for Dr. Berger the annual base salary is $1,500,000 (of which $500,000 is paid by BRMG) and for Messrs. Stolper and Patel the annual base salary is $575,000 and for Messrs. Hames and Forthuber the annual base salary is $650,000;

(b) participate in bonus and incentive compensation plans (Dr. Berger’s bonuses are paid by BRMG);

(c) receive full vesting of the time-based vesting portions of their outstanding equity compensation awards upon a “change in control” of the Company (which term is defined in the Equity Incentive Plan);

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(d) receive reimbursement for all reasonable business expenses and be covered under directors and officers liability insurance coverage;

(e) receive six weeks annual paid vacation in accordance with RMI’s vacation policy for employees and receive medical, disability and life insurance coverage and such sick leave and holiday benefits, if any, and any other benefits as are made available to executive officers generally; and

(f) receive transportation assistance in the form of either a RMI provided automobile or in the form of a monthly automobile allowance; The current monthly automobile allowance for Messrs. Stolper, Patel, and Forthuber is $800, $1,500, and $1,500, respectively, and Mr. Hames has an RMI provided automobile for which the annual benefit in 2022 is estimated to be $3,000.  Dr. Berger does not receive an automobile allowance.

Upon termination of employment for any reason RMI shall pay or provide to the Named Executive Officer, or the Named Executive Officer’s estate, the annual base salary, prorated through the date of termination. Unless his employment is terminated due to his death or disability, Mr. Hames will (on his termination date) also receive a lump sum payment of $1,050,000 (the “Hames Termination Payment”) (or $350,000 if his employment was terminated for Cause (as defined in his Agreement)).

In the event that the Named Executive Officer’s employment by RMI is terminated due to the Named Executive Officer’s death, then:

(a) the Named Executive Officer’s representative shall have up until the first anniversary of the termination of employment (or the applicable expiration date if earlier) to exercise the Named Executive Officer’s vested stock options; and

(b) the Named Executive Officer shall receive full vesting of the time-based vesting portions of the Named Executive Officer’s outstanding equity compensation awards.

In the event that the Named Executive Officer’s employment by RMI is terminated due to the Named Executive Officer’s Disability, then:

(a) the Named Executive Officer shall receive the same benefits provided above in the case of the Named Executive Officer’s death; and

(b) the Named Executive Officer shall receive a lump sum payment (within 15 days after the effectiveness of the required release of claims) in an amount equal to the sum of the Named Executive Officer’s then annual base salary plus the greater of the Named Executive Officer’s prior year annual cash bonus or the average of the Named Executive Officer’s prior three years annual cash bonus (the greater of such two bonuses is the “Severance Bonus”).

In the event that the Named Executive Officer’s employment by RMI is terminated either (i) by RMI without Cause, or (ii) by the Named Executive Officer for Good Reason (either a “Qualifying Termination”), then:

(a) the Named Executive Officer shall receive severance in an amount equal to the Severance Pay (defined below);

(b) the Named Executive Officer shall receive full vesting of the time-based vesting portions of the Named Executive Officer’s outstanding equity compensation awards; and

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(c) RMI shall (1) pay the cost of the premium for the Named Executive Officer to receive continuation coverage (as defined in the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”)) under RMI’s (or the Company’s) group medical plan until the earlier of (i) the second anniversary of the termination date or (ii) the maximum time for which COBRA continuation coverage is permitted under applicable law or (iii) the date on which the Named Executive Officer obtains substantially equivalent benefits from another party and (2) continue to provide the Named Executive Officer with life insurance coverage in accordance with RMI’s (or the Company’s) benefits program until the earlier of (x) the second anniversary of the termination date or (y) the date on which the Named Executive Officer obtains substantially equivalent benefits from another party. If the Named Executive Officer was not then covered under the applicable benefit plan at the time of termination then RMI shall pay the Named Executive Officer the cash equivalent for such benefit.

For purposes of the above, “Severance Pay” means a dollar amount that is equal to: (i) if the number of the Named Executive Officer’s years of service with RMI is less than five, the Named Executive Officer’s then annual base salary, (ii) if the number of the Named Executive Officer’s years of service with RMI is at least five but less than ten, the sum of the Named Executive Officer’s then annual base salary plus the Severance Bonus, or (iii) if the number of the Named Executive Officer’s years of service with RMI is at least ten, the sum of 200% of the Named Executive Officer’s then annual base salary plus 200% of the Severance Bonus. In the case of Dr. Berger, Severance Pay would be reduced by $2,500,000 (which is an amount he would be paid under his Management Consulting Agreement with BRMG).. In the case of Mr. Hames, Severance Pay would be reduced by the Hames Termination Payment. All of the Named Executive Officers presently have accumulated more than ten years of service with RMI.  The Severance Pay would generally be paid out in equal installments over the twenty-four months after termination except that for Mr. Forthuber it would be paid in a single lump sum within 15 days after the effectiveness of the required release of claims if the termination occurred within one year after a change in control and Mr. Stolper it would be paid in a single lump sum within 15 days after the effectiveness of the required release of claims.

In order to receive any of the above post termination compensation and benefits for a Qualifying Termination or termination due to death or disability, the Named Executive Officer or his representative must timely sign and not revoke a complete and general release of claims in a form to be reasonably determined by RMI.

Below are summaries of certain definitions contained in the Agreements.

“Cause” shall generally mean any one or more of the following:

(i) the Named Executive Officer’s conviction of (or plea of guilty or nolo contendere to) (A) any felony or (B) any misdemeanor involving fraud or dishonesty in connection with the performance of his duties hereunder or moral turpitude;

(ii) the willful and continued failure of the Named Executive Officer to substantially perform his duties with RMI (other than any such failure resulting from illness or Disability) after a written demand for substantial performance from the Named Executive Officer is delivered to the Named Executive Officer, which demand identifies the manner in which it is claimed the Named Executive Officer has not substantially performed his duties;

(iii) the Named Executive Officer has willfully engaged in misconduct which has, or can reasonably be expected to have, a material adverse effect on the Group; or

(iv) the Named Executive Officer material breach of the Agreement or any other written agreement with the Group.

No act or failure to act on the Named Executive Officer’s part shall be considered "willful" unless the Named Executive Officer acted in bad faith or without a reasonable belief that the Named Executive Officer’s action or omission was in the best interest of the Group.

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Solely to the extent that our Board of Directors determines in its reasonable discretion that the Cause conduct is curable, the Named Executive Officer shall have ten (10) business days after receipt of notice that the Group believes it has grounds to terminate the Named Executive Officer’s employment for Cause to entirely cure the Cause conduct under subsections (ii) through (iv) above and its consequences to the satisfaction of our Board of Directors and thereby avoid termination of the Named Executive Officer’s employment for Cause if so determined by our Board of Directors in its sole discretion.   During any time period when the Group believes that (or is in the process of investigating whether) the Named Executive Officer may have committed an act of Cause (or has committed an act which could result in constituting Cause under any of the above subsection), RMI may in its discretion place the Named Executive Officer on a leave of absence and/or preclude the Named Executive Officer from utilizing Group resources or having access to Group premises.  If after the Named Executive Officer’s termination date which occurred due to a reason other than termination by RMI for Cause, the Group discovers that the Named Executive Officer’s employment could have been terminated for Cause, then the Group may in its discretion recharacterize such termination as a termination for Cause.

“Disability” generally means that for a period of at least 120 days during any twelve (12) consecutive month period on account of a mental or physical condition, the Named Executive Officer is unable to perform the essential functions of his job for RMI, with or without reasonable accommodation.  The determination of the Named Executive Officer’s Disability shall be made by a medical physician selected or agreed to by the Group unless there is mutual agreement of RMI and the Named Executive Officer or his personal representative.

“Group” means the Company and its affiliated entities.

“Good Reason” generally means any one or more of the following have occurred without the Named Executive Officer’s prior written consent:

(i) RMI’s material breach of the Agreement or any other written agreement between the Company and the Named Executive Officer; or

(ii) an Adverse Change in Duties.

For purposes of the above clause (ii), "Adverse Change in Duties" generally means an action or series of actions taken by RMI and/or its board of directors or the Company Board of Directors, without the Named Executive Officer’s prior written consent, which results in any one or more of the following:

(i) a change in the Named Executive Officer’s reporting structure, positions, titles, job duties or job functions which results in a material diminution of his status, control, authority or level of responsibility;

(ii) a requirement by RMI that Employee be based or perform his duties more than ten miles away from his primary work location;

(iii) a reduction by RMI in the Named Executive Officer’s base compensation; or

(iv) for each of the first two complete fiscal years immediately following the fiscal year in which a change in control of RadNet occurs, the Named Executive Officer’s post change in control annual incentive compensation is less than a calculated annual incentive compensation threshold.  This threshold is the lesser of $1 million or 50% of a specified pre change in control annual paid incentive compensation amount.

In order for the Named Executive Officer to resign his employment for Good Reason, the Named Executive Officer must provide written notice to the Company within ninety (90) days of the initial existence of the alleged Good Reason event and such notice must reasonably describe the facts claimed by the Named Executive Officer to constitute Good Reason and the alleged Good Reason event remains unremedied by the Company for a period of sixty (60) days following the Company’s receipt of such written notice and the Named Executive Officer must resign his employment for Good Reason within sixty (60) business days after the expiration of the Company’s sixty (60) day remedy period in which the Company did not cure or remedy the Good Reason event.

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The Agreements also contain provisions regarding, among other things, confidential information, governing law, dispute resolutions and covenants governing the Named Executive Officer’s conduct.

The below summarizes the employment agreements for the Named Executive Officers which were operative for some or all of fiscal year 2022 but which have superseded by the above employment agreements.

Dr. Berger. Dr. Berger has a Management Consulting Agreement with BRMG dated January 1, 1994 and had an employment agreement with us dated as of June 12, 1992, as amended. The terms of this now superseded employment agreement provided for a base salary which was subsequently amended from time to time and, which as of January 1, 2023, was $1,500,000. Under the terms of the Management Consulting Agreement, in the event of termination (other than due to death or disability) or voluntary resignation “without cause,” upon his termination date Dr. Berger is entitled to receive a severance payment in an amount equal to five times his 2010 BRMG annual compensation, or $2,500,000, such amount also payable in certain other circumstances as set forth under the “Nonqualified Deferred Compensation” section above. Separately, in the event of termination “for cause” by BRMG, Dr. Berger is entitled to receive compensation in an amount equal to his 2010 annual base compensation from an affiliate of BRMG, or $500,000. BRMG may terminate Dr. Berger’s consulting services “for cause” if (1) there is a material breach by Dr. Berger of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (2) Dr. Berger willfully breaches or habitually neglects his duties, (3) Dr. Berger commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude, (4) Dr. Berger’s professional license is suspended, revoked or terminated or (5) Dr. Berger is convicted of a felony or of fraud involving payments or charges for professional medical services.

Mr. Forthuber. We entered into an employment agreement with Mr. Forthuber on January 1, 2009 and a retention agreement on November 15, 2006, each of which have been subsequently amended. The employment agreement provided for a base salary which was subsequently amended from time to time. Under the employment agreement, all options, warrants and any other deferred equity compensation then granted to Mr. Forthuber which were unvested at the date of a change in control in RadNet would vest.

If we had terminated Mr. Forthuber’s employment for any reason other than for “disability” or “cause,” or if Mr. Forthuber resigns for “good reason,” Mr. Forthuber would have been entitled to receive a lump sum severance payment in an amount equal to twice his then annual salary, subject to Mr. Forthuber complying with certain post-termination covenants for twelve months from the effective date of termination which were intended to protect RadNet’s business. In addition, all outstanding stock options, warrants restricted stock and any other deferred equity compensation granted by RadNet to Mr. Forthuber which were then unvested would have vested at such termination of employment. Under the employment agreement, “disability” means that Mr. Forthuber is unable to perform the essential functions of his job, even with reasonable accommodation, on account of a mental or physical condition for a period of at least 120 days during any twelve consecutive month period. We could also have terminated Mr. Forthuber’s employment for “cause” (1) if Mr. Forthuber was convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the retention agreement or moral turpitude, (2) based on the willful and continued failure of Mr. Forthuber for a total of 10 days within any fiscal year to substantially perform his duties or (3) Mr. Forthuber was willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on RadNet. Under the employment agreement, “good reason” means (1) a material default by the Company in the performance of any of its obligations hereunder, or (2) an Adverse Change in Duties (as defined in the employment agreement), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten days following its receipt of written notice thereof from Employee (which notice must reasonably describe the facts claimed by Employee to constitute the default or Adverse Change in Duties).

Mr. Hames. We entered into an employment agreement with Mr. Hames on May 1, 2001, which was subsequently amended, that provided for a term that renewed automatically for successive one year terms unless otherwise terminated by either party. The employment agreement, as amended, provided for a base salary which has been subsequently amended from time to time. Unless we terminated Mr. Hames’ employment “for cause” or if Mr. Hames voluntarily resigned “without cause,” on cessation of employment Mr. Hames would have been entitled to receive a severance payment in an amount equal to three times his 2010 base salary, or $1,050,000, subject to post-termination covenants which were intended to protect RadNet’s business. We also could have terminated Mr. Hames’ employment “for cause” if (1) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (2) Mr. Hames willfully breaches or habitually neglects his duties or (3) Mr. Hames commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude. If we terminated Mr. Hames’ employment “for cause,” the employment agreement provided that Mr. Hames would have been entitled to receive compensation in an amount equal to his 2010 base salary, or $350,000.

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Mr. Stolper. We entered into an employment agreement with Mr. Stolper effective as of January 1, 2009, as amended on November 16, 2015, under which he served as our Executive Vice President and Chief Financial Officer until the agreement was terminated by either party. The employment agreement, as amended provides for a base salary which has been subsequently amended from time to time. The employment agreement also provided that he was eligible to participate in all of our bonus or incentive compensation plans generally available to our corporate officers. Under the employment agreement, all of Mr. Stolper’s unvested outstanding options, warrants and any other deferred equity compensation would vest on the date of a change in control of RadNet.

If we terminated Mr. Stolper’s employment “without cause” or he voluntarily terminated his employment for “good reason,” Mr. Stolper would have been entitled to receive a lump sum severance payment in an amount equal to two times his then annual base salary, subject to Mr. Stolper complying with certain post-termination covenants for twelve months from the effective date of termination which were intended to protect RadNet’s business. In addition, all options, warrants or other deferred equity compensation then granted to Mr. Stolper which were unvested at the time of such termination would have immediately vested. We could also have terminated Mr. Stolper’s employment “for cause” (1) if Mr. Stolper is convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the employment agreement or moral turpitude, (2) based on the willful and continued failure of Mr. Stolper to perform his duties for a period of 10 days within one fiscal year or (3) based on Mr. Stolper’s willingness to engage in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on RadNet. Mr. Stolper could have terminated his employment for “good reason” (1) if RadNet materially defaults on its obligations under the employment agreement or (2) if without his consent, his title, duties or job functions are materially diminished, he is assigned duties or responsibilities materially inconsistent with his current position, or he is relocated, and such changes remain unremedied for a period of 10 days following notice from Mr. Stolper.

If an Named Executive Officer is a “specified employee” (within the meaning of Code Section 409A) on his termination date and if a post-employment payment is nonqualified deferred compensation subject to Section 409A of the Code, then notwithstanding the scheduled timing of payment, the payment may be required to be deferred until the first day of the seventh month following the effective date of such termination of service.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive vested amounts that were earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned, to the extent vested;

•	equity awarded pursuant to our Equity Incentive Plan, to the extent vested, including without limitation amounts accrued under the Deferred Compensation Plans; and

•	unused vacation pay.

The foregoing items will be provided in connection with any termination of employment. In addition, except if termination of employment was due to death, Dr. Berger and Mr. Hames will also receive certain termination payments specified above in the Employment Agreements section.

Payments Made Upon Death or Disability

In the event of the death of a Named Executive Officer resulting in termination of employment, the Named Executive Officer’s beneficiaries will receive life insurance proceeds: (1) the COLI policy death benefit proceeds payable would be $5 million for Dr. Berger and $1 million for each of the other Named Executive Officers and (2) the group life insurance plans death benefit proceeds payable would be $20,000 for Dr. Berger and $100,000 for each of the other Named Executive Officers. In the event of the Disability of a Named Executive Officer (other than the Chief Executive Officer) resulting in termination of employment the Named Executive Officer shall receive a lump sum payment in an amount equal to the sum of the Named Executive Officer’s then annual base salary plus the greater of the Named Executive Officer’s prior year annual cash bonus or the average of the Named Executive Officer’s prior three years annual cash bonus. In the event of either the death or Disability of a Named Executive Officer resulting in termination of employment, the time vesting portions of all of the Named Executive Officer’s outstanding unvested equity compensation awards will become vested.

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Severance and Change in Control Arrangements

Pursuant to our employment agreements with our Named Executive Officers, we have severance obligations to the Named Executive Officers upon certain terminations of employment as discussed above under the heading “Employment Agreements.” Additionally, the employment agreements provide for full vesting of time-based vesting conditions of outstanding equity compensation awards upon a change in control.

Quantitative Estimates

The following table provides numerical estimates of potential payments upon termination of service or a change in control and assumes:

•	the applicable triggering event occurred on December 31, 2022;

•	the price per share used to calculate the value of equity compensation awards was $18.83 which was our last closing price per share as of December 31, 2022;

•	the value of a share underlying equity compensation awards is assumed to be the difference between $18.83 minus any applicable purchase or exercise price;

•	all unvested equity compensation awards are assumed to become vested upon a (i) Qualifying Termination or (ii) change in control with performance awards vesting at their target levels; and

•	the below dollar amounts are estimates only for a particular point in time and do not necessarily reflect the actual amounts that would be paid to a Named Executive Officer upon a triggering event.

Name	Resignation without Good Reason ($)	Termination for Cause ($)	Termination due to Death ($)	Termination due to Disability ($)	Resignation for Good Reason or Termination without Cause ($)	Change in Control ($)
Howard G. Berger, M.D.	2,500,000	500,000	5,020,000	–	2,500,000	–
Mark D. Stolper	2,431,518	2,431,518	4,993,308	4,943,308	4,993,308	361,790
Norman R. Hames	2,119,467	1,419,467	3,871,399	4,021,399	4,021,399	451,932
Stephen Forthuber	–	–	2,801,932	2,951,932	2,951,932	451,932
Mital Patel	–	–	2,590,032	2,590,032	2,590,032	390,032

Pay Ratio Disclosure

Under SEC rules we are required to disclose the ratio of our median employee’s total annual compensation to the total annual compensation of Dr. Berger, our principal executive officer.

In determining the median employee, we prepared a list of all employees as of December 31, 2022. We excluded 155 employees based in our international locations (Canada-30, Hungary-14, The Netherlands-104, and the United Kingdom-7) because they represented less than 1.3% of our total 9,064 employees and their exclusion did not have a material effect on the median calculation. We do not grant equity compensation awards widely to our employees, and consequently determined that annual gross wages is an appropriate compensation metric to utilize. We selected our median employee based on the annual gross wages reflected in our payroll records in 2022, which includes part-time, temporary and international employees (we do not have any seasonal employees).

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For 2022, the pay ratio calculation is as follows, showing that for 2022, the PEO’s total annual compensation was 138 times that of the median of the total annual compensation of all employees other than the PEO:

Median Employee Annual Total Compensation	$40,198
Dr. Berger (“PEO”) Annual Total Compensation	$5,555,498
Ratio of PEO to Median Employee Compensation	138:1

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to use a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. These companies may also operate in different industries and different geographic locations, be of a different size, have different revenues, earnings and market capitalization and be subject to different regulations than RadNet.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The disclosures included in this section are prescribed by SEC rules and do not necessarily align with how the Company, our Board, or the Compensation Committee view the link between the Company’s performance and Named Executive Officer pay, and neither the Board nor the Compensation Committee uses compensation actually paid as the basis for making compensation decisions. The tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our Named Executive Officers during the applicable fiscal years. For further information concerning the Company’s pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to the above Compensation Discussion and Analysis section.

Pay Versus Performance

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[3]	Average Compensation Actually Paid to Non-PEO Named Executive Officers[4]	Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]	Net Income (millions)[7]	Adjusted EBITDA (millions)[8]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$5,555,517	$5,555,517	$2,823,387	$1,962,193	$92.76	$140.29	$10.65	$191.28
2021	$4,567,222	$4,567,222	$1,676,763	$2,073,838	$148.33	$143.09	$24.73	$211.94
2020	$2,835,761	$2,835,761	$1,050,250	$1,015,548	$96.40	$113.45	($14.84)	$114.95

[1]	The dollar amounts reported in column (b) are the amounts of total compensation reported for Dr. Berger (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the above Summary Compensation Table.

[2]	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Berger, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Berger’s total compensation for each year to determine the compensation actually paid:

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Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2022	$5,555,517	-	-	-	-	$5,555,517
2021	$4,567,222	-	-	-	-	$4,567,222
2020	$2,835,761	-	-	-	-	$2,835,761

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. These values are $0.00 since Dr. Berger received no such awards nor had any such awards outstanding in Fiscal Years 2020-2022.

(b)	Under Item 402(v) of Regulation S-K, the equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The adjustment values are $0.00 since Dr. Berger received no equity awards in Fiscal Years 2020-2022.

(c)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year. These values are $0.00 since Dr. Berger did not have any values reported in these columns in the Summary Compensation Table.

(d)	The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by the chief executive officer during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. These values are $0.00 since Dr. Berger did not participate in such pension programs in Fiscal Years 2020-2022.

[3]	The dollar amounts reported in column (d) represent the average of the amounts reported for the Named Executive Officers as a group (excluding Dr. Berger) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Named Executive Officers (excluding Dr. Berger) included for purposes of calculating the average amounts in each applicable year are Mark Stolper, Stephen Forthuber, Norman Hames, and Mital Patel.

[4]	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Named Executive Officers as a group (excluding Dr. Berger), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to the Named Executive Officers as a group (excluding Dr. Berger) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Named Executive Officers as a group (excluding Dr. Berger) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

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Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits(b)	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO Named Executive Officers
2022	$2,823,387	($1,609,375)	$748,182	-	-	$1,962,193
2021	$1,676,763	($667,066)	$1,064,141	-	-	$2,073,838
2020	$1,050,250	($362,972)	$328,271	-	-	$1,015,548

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Current Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$617,750	($118,646)	$286,758	($37,680)	-	-	$748,182
2021	$450,235	$260,293	$326,458	$27,155	-	-	$1,064,141
2020	$265,344	($20,756)	$83,334	$349	-	-	$328,271

(b)	The amounts included in these columns are $0.00 since none of the Named Executive Officers participated in a pension benefit program in Fiscal Years 2020-22.

[5]	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

[6]	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 – Healthcare Sector index.

[7]	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

[8]	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted to exclude losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishment, bargain purchase gains, loss on de-consolidation of joint ventures and non-cash equity compensation. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s Named Executive Officers, for the most recently completed fiscal year, to Company performance.

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Financial Performance Measures

As described in greater detail in the Compensation Discussion and Analysis section. the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short- term incentive awards are selected based on an objective of incentivizing our Named Executive Officers to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s Named Executive Officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

1.	Adjusted EBITDA

2.	Total Shareholder Return (via equity grants); and

3.	Strategic Objectives (via discretionary bonus).

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the Compensation Discussion and Analysis section, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid TSR

As demonstrated by the following graph, the amount of compensation actually paid to Dr. Berger and the average amount of compensation actually paid to the Company’s Named Executive Officers as a group (excluding Dr. Berger) is aligned with the Company’s cumulative TSR over the three years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Named Executive Officers (other than Dr. Berger) is comprised of equity awards. As described in more detail in the Compensation Discussion and Analysis section, the Company targeted approximately 38% of the value of total compensation awarded to the Named Executive Officers to be comprised of equity awards, including restricted stock units, performance-based restricted stock units, restricted stock, and stock options in 2022.

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Compensation Actually Paid and Net Income

As demonstrated by the following table, the amount of compensation actually paid to Dr. Berger and the average amount of compensation actually paid to the Company’s Named Executive Officers as a group (excluding Dr. Berger) is generally aligned with the Company’s net income over the three years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Adjusted EBITDA, which the Company does use for when setting goals in the Company’s long-term incentive compensation program and the performance-based equity awards that are awarded to the Named Executive Officers. As described in more detail in the Compensation Discussion and Analysis section, the Company targeted approximately 37% of the value of total compensation awarded to the Named Executive Officers to consist of amounts determined under the Company short-term incentive compensation program in 2022.

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Compensation Actually Paid and Adjusted EBITDA

As demonstrated by the following graph, the amount of compensation actually paid to Dr. Berger and the average amount of compensation actually paid to the Company’s Named Executive Officers as a group (excluding Dr. Berger) is generally aligned with the Company’s Adjusted EBITDA over the three years presented in the table. As described above, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted to exclude losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishment, bargain purchase gains, loss on de-consolidation of joint ventures and non-cash equity compensation. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company’s Named Executive Officers, for the most recently completed fiscal year, to Company performance. The Company utilizes Adjusted EBITDA when setting goals in the Company’s short-term incentive compensation program, as well as for setting goals for the performance-based RSUs that are awarded to the Named Executive Officers. As described in more detail in the Compensation Discussion and Analysis section, the Company targeted approximately 37% of the value of total compensation awarded to the Named Executive Officers to be comprised of amounts determined under the Company short-term incentive compensation program and approximately 38% of the value of total compensation awarded to the Named Executive Officers that comprised of equity awards, including restricted stock units, performance-based restricted stock units, restricted stock, and stock options in 2022.

Compensation Actually Paid vs. Adjusted EBITDA
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation ($000s)
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
Adjusted EBITDA ($ Mil.)
2020
2021
2022
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBITDA ($Mil.)

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EQUITY COMPENSATION PLAN INFORMATION

We have one active equity compensation plan, our Equity Incentive Plan. The Equity Incentive Plan provides for the grant of stock options (incentive and non-qualified), stock awards (including RSUs), stock appreciation rights and cash awards. As of December 31, 2022, we have reserved an aggregate 16,500,000 shares of common stock for issuance under our Equity Incentive Plan, subject to adjustment for stock dividends, reorganizations, or other changes in our capital structure. Shares underlying any portion of an award that is cancelled, terminates, expires, or lapses for any reason are generally returned to the available pool under the Equity Incentive Plan. Shares attributable to (a) shares of common stock upon the exercise of incentive stock options that are subsequently forfeited or repurchased, or (b) awards transferred under any award transfer program, shall not again be available for grant under the Equity Incentive Plan.

In connection with our acquisition of DeepHealth Inc. on June 1, 2020, we assumed the DeepHealth, Inc. 2017 Stock Incentive Plan and its then-outstanding stock options held to acquire DeepHealth, Inc. stock. After giving effect to subsequent exercises, at December 31, 2022 these assumed stock options were exercisable for up to 62,436 shares of RadNet common stock. No additional awards will be granted under the DeepHealth Inc. 2017 Stock Incentive Plan.

The following table sets forth the number of shares of common stock subject to outstanding options, RSUs, warrants and other convertible securities into share rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2022.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)(2)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	967,795	$15.72	1,728,422
Equity incentive plans not approved by stockholders	–	–	–
TOTAL	967,795	$15.72	1,728,422

_______________

(1)	Includes 288,881 shares subject to outstanding RSUs under the NDC Plan. The weighted average exercise price in column (B) does not take these RSUs into account.

(2)	Does not include options outstanding under the DeepHealth, Inc. 2017 Stock Incentive Plan as no further awards will be made under that plan. On an aggregate basis, the number of securities to be issued upon the exercise of outstanding options originally held pursuant to the DeepHealth, Inc. 2017 Stock Incentive plan was 76,909 on December 31, 2022, and the weighted average exercise price was $0.00.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2023, by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Percentage ownership is based on 58,270,290 shares of common stock outstanding on March 31, 2023. In accordance with Securities and Exchange Commission (the “SEC”) rules, when computing the number of shares of common stock beneficially owned and the percentage ownership of a person, we include shares of common stock subject to options held by that person that are exercisable or will become exercisable within 60 days of March 31, 2023, but we do not include those shares of common stock underlying options when computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
5% or Greater Stockholders
BlackRock, Inc.	6,976,634	(1)	11.97%
Sandy Nyholm Kaminsky, trustee of the HFB Heirs’ Trust II (formerly HFB Heirs’ Trust)	5,376,253	(2)	9.23%
The Vanguard Group	3,466,238	(3)	5.95%
Beck, Mack & Oliver LLC	3,222,494	(4)	5.53%

Directors, Nominees and Named Executive Officers
Howard G. Berger, M.D.	44,657	(5)	*
Stephen M. Forthuber	712,686	(6)	1.22%
Christine N. Gordon	18,269	(7)	*
Norman R. Hames	408,314	(8)	*
Laura P. Jacobs	17,651	(9)	*
Lawrence L. Levitt	191,700	(10)	*
Mital Patel	324,311	(11)	*
Gregory E. Spurlock	10,268	(12)	*
Mark D. Stolper	248,282	(13)	*
David L. Swartz	241,929	(14)	*
Ruth V. Wilson	9,884	(15)	*
All directors and executive officers as a group (14 persons)	2,582,614	(16)	4.43%

_______________

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*	Represents less than 1%.

(1)	According to a Schedule 13G/A filed with the SEC on January 23, 2023, BlackRock, Inc. maintains sole voting power over 6,911,791 shares of our common stock and sole dispositive power over 6,976,634 shares of our common stock. The address set forth in the Schedule 13G/A filing is 55 East 52nd Street, New York, NY 10055.

(2)	According to a Schedule 13G/A filed with the SEC on October 6, 2017, Sandy Nyholm Kaminsky, as trustee of the HFB Heirs’ Trust II, maintains sole voting power and sole dispositive power over 5,376,253 shares of our common stock. The address set forth in the Schedule 13G filing is 400 S. Emerson Street, Denver, Colorado 80209. On June 29, 2015, HFB Enterprises, LLC, of which Dr. Berger was a co-manager, distributed 5,133,114 shares of RadNet’s common stock to HFB Heirs’ Trust II (formerly HFB Heirs’ Trust), an irrevocable trust for Dr. Berger’s children and the sole member of HFB Enterprises, LLC. Dr. Berger does not have any control over HFB Heirs’ Trust II or beneficial ownership of any of shares of RadNet common stock held by the HFB Heirs’ Trust II.

(3)	According to a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group maintains shared voting power over 83,032 shares of our common stock, sole dispositive power over 3,341,507 shares of our common stock and shared dispositive power over 124,731 shares of our common stock. The address set forth in the 13G/A filing is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	According to a Schedule 13G filed with the SEC on February 8, 2023, Beck, Mack & Oliver LLC maintains sole voting power and sole dispositive power over 3,222,494 shares of our common stock. The address set forth in the 13G filing is 565 Fifth Avenue, New York, NY 10017.

(5)	Beneficial ownership includes (a) 34,657 shares subject to options exercisable within 60 days of March 31, 2023 and (b) 10,000 shares of common stock held by Dr. Berger’s spouse. Beneficial ownership does not include 26,824 shares issuable upon settlement of unvested time-based restricted stock units, which can be settled, at the Company’s election, in cash or shares.

(6)	Beneficial ownership includes: (a) 13,813 shares of unvested time-based restricted stock, and (b) 184,595 shares subject to options exercisable within 60 days of March 31, 2023. Beneficial ownership does not include 2,760 shares issuable upon settlement of unvested time-based restricted stock units, which can be settled, at the Company’s election, in cash or shares.

(7)	Beneficial ownership includes 4,386 shares of unvested time-based restricted stock.

(8)	Beneficial ownership includes: (a) 5,095 shares of unvested time-based restricted stock, (b) 133,135 shares subject to options exercisable within 60 days of March 31, 2023, and (c) 20,190 shares of common stock held by Mr. Hames’s spouse. Beneficial ownership does not include 11,478 shares issuable upon settlement of unvested time-based restricted stock units, which can be settled, at the Company’s election, in cash or shares.

(9)	Beneficial ownership includes 6,269 shares of unvested time-based restricted stock. The securities reported are held through the Jacobs Family Trust, of which Ms. Jacobs is a co-trustee.

(10)	Beneficial ownership includes 6,269 shares of unvested time-based restricted stock.

(11)	Beneficial ownership includes (a) 12,170 shares of unvested time-based restricted stock, and (b) 112,761 shares subject to options exercisable within 60 days of March 31, 2023. Mr. Patel has pledged 182,545 shares of common stock in connection with a loan agreement. Beneficial ownership does not include 2,441 shares issuable upon settlement of unvested time-based restricted stock units, which can be settled, at the Company’s election, in cash or shares.

(12)	Beneficial ownership includes 6,269 shares of unvested time-based restricted stock.

(13)	Beneficial ownership includes 155,668 shares subject to options exercisable within 60 days of March 31, 2023. Beneficial ownership does not include 120,753 shares issuable upon settlement of vested restricted stock units and 13,332 shares issuable upon settlement of unvested time-based restricted stock units, which can be settled, at the Company’s election, in cash or shares.

(14)	Beneficial ownership includes: (a) 6,269 shares of unvested time-based restricted stock, and (b) 37,019 shares of common stock held by Mr. Swartz’s spouse.

(15)	Beneficial ownership does not include 32,000 shares issuable on settlement of vested restricted stock units, which can be settled, at the Company’s election, in cash or shares.

(16)	Beneficial ownership includes (a) 657,603 shares subject to options exercisable within 60 days of March 31, 2023, and (b) 94,385 shares of unvested time-based restricted stock. Beneficial ownership does not include 266,049 shares issuable upon settlement of vested restricted stock units, which can be settled, at the Company’s election, in cash or shares.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons timely met all of the applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2022, with the exception of the following: each of Ms. Jacobs and Messrs. Levitt, Swartz and Spurlock had one late report on Form 4 which covered one transaction.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at www.radnet.com under Investor Relations – Corporate Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Ernst & Young the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022. The Audit Committee also discussed with Ernst & Young matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements discussed above be included in RadNet’s annual report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The Audit Committee has also reappointed Ernst & Young to serve as independent auditors for the fiscal year ending December 31, 2023, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee:

David L. Swartz, Chair Lawrence L. Levitt Laura P. Jacobs

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

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PROPOSALS

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Based on the recommendation of our Nominating and Governance Committee, our Board of Directors has nominated each of the following individuals to be elected to serve on our Board until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Howard G. Berger M.D.,

Christine N. Gordon,

Laura P. Jacobs,

Lawrence L. Levitt,

Gregory E. Spurlock, and

David L. Swartz

Each of the nominees is a current director and all have consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.

There are no family relationships between any nominees and executive officers of RadNet, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Vote Required

In accordance with our bylaws, the election of a director in an uncontested election requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ABOVE.

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PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has re-appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Ernst & Young has audited our financial statements annually since January 1, 2007. Our Audit Committee reviews the appointment of our independent accounting firm annually.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young as our independent registered public accounting firm for 2023. If our stockholders vote against the ratification of Ernst & Young, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of RadNet and its stockholders. Representatives of Ernst & Young are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

Fees Paid to Auditors

The following table presents fees billed by Ernst & Young for the fiscal years ended December 31, 2021 and 2022.

	2021	2022
Audit Fees(1)	$2,387,000	$3,237,590
Audit-Related Fees(2)	371,500	265,745
Tax Fees(3)
Tax Compliance Fees	613,976	591,075
Other Tax Fees	194,985	218,213
All Other Fees(4)	3,600	3,600
Total	$3,571,061	$4,316,223

_______________

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of interim consolidated financial statements and audit services in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees billed for due diligence in connection with merger and acquisition activities.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Ernst & Young during the fiscal year ended December 31, 2022 and the fiscal year ended December 31, 2021 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Ernst & Young in providing services to us for the fiscal year ending December 31, 2023 and has concluded that such services are compatible with their independence as our auditors.

Vote Required

Ratification of Ernst & Young as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010) and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the summary compensation and other related tables and narratives accompanying those tables (a “say-on-pay” vote).

We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain our Named Executive Officers and reward them for achieving RadNet’s strategic initiatives and objective measures of success. Our Compensation Committee and Board of Directors believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program.

We encourage our stockholders to read the “Compensation Discussion and Analysis” section above, which describes the details of our executive compensation program and the decisions made by the Compensation Committee for 2022.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and its outcome will not be binding on our Board of Directors nor require our Board of Directors or Compensation Committee to take any action. However, our Board of Directors and Compensation Committee value the opinion expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when evaluating future executive compensation arrangements for our Named Executive Officers.

Accordingly, our stockholders are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to RadNet’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

Approval of the compensation of our Named Executive Officers for the stockholder advisory vote requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

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PROPOSAL NO. 4:

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

This Proposal No. 4 affords our stockholders the opportunity to cast an advisory vote on the frequency with which we should include a say-on-pay proposal in our proxy materials for future annual stockholder meetings or any special stockholder meeting for which we must include executive compensation information in the proxy statement for that meeting. Under this Proposal No. 4, stockholders may vote to have the say-on-pay advisory vote every one year, two years or three years (or abstain).

Our stockholders voted on a similar proposal in 2017 with over 80% voting to hold the say-on-pay vote every year. Our practice has been to have annual non-binding advisory votes on the compensation of our executive officers. Our Board of Directors and Compensation Committee believes this is still best approach for the Company and our stockholders, and will enhance ongoing stockholder communication by providing a simple, consistent means for us to obtain information on investor sentiment every year about our executive compensation matters.

This vote is advisory and not binding on RadNet, our Board of Directors or our Compensation Committee in any way. Nevertheless, our Board of Directors and Compensation Committee value the input of our stockholders and will consider the outcome of this vote when making determinations as to the frequency of future advisory votes on executive compensation.

Stockholders may cast an advisory vote on for advisory voting on executive compensation by selecting “1 YEAR”, “2 YEARS”, or “3 YEARS” or “ABSTAIN”.

“RESOLVED, that the option of every year, two years or three years that receives the highest number of votes cast for this resolution will be the frequency with which the stockholders recommend by advisory vote that the Company hold an advisory vote on executive compensation.”

Vote Required

Approval of the frequency of the vote on the compensation of our Named Executive Officers requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting. If no frequency receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF “1 YEAR” FOR PROPOSAL 4.

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PROPOSAL NO. 5:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN

Summary

At the Annual Meeting, the Board of Directors is asking our stockholders to approve an amendment and restatement of the RadNet, Inc. Equity Incentive Plan, as amended (“Restated Plan”), which is attached to this Proxy Statement as Exhibit A. For purposes of this Proposal No. 5, the existing version of the Equity Incentive Plan before its restatement is referred to as the “Current Plan”. The restatement of the Current Plan into the Restated Plan was approved by the Board on April 27, 2023 (the “Restatement Date”), conditioned on and subject to obtaining stockholder approval of the Restated Plan at the Annual Meeting. The Current Plan was last amended by the Board in April 2021 and Company stockholders last approved the amendment and an increase in shares reserved for grant under the Current Plan in June 2021. The Board is requesting stockholder approval of the Restated Plan in order to (i) increase the number of shares available to be issued as equity compensation awards by 3,600,000 shares, and (ii) extend the expiration date of our equity compensation plan, which expiration date would otherwise occur in April 2031, until April 26, 2033. Having an incentive compensation plan with an adequate number of shares available for future equity grants is necessary to promote our long-term success and the enhancement of stockholder value.

The Current Plan will remain in place for the issuance of equity compensation awards unless and until Company stockholders approve the Restated Plan. If stockholders approve the Restated Plan at the Annual Meeting, then the Restated Plan, and not the Current Plan, will be used to govern equity compensation awards that are granted after the Annual Meeting. If stockholders do not approve the Restated Plan at the Annual Meeting, then the Restated Plan will not become operative and instead the Current Plan will remain in place as is and awards will continue to be granted under the Current Plan subject to its maximum share limit and expiration date. Regardless of whether the Restated Plan is approved, awards that were granted under the Current Plan shall continue to remain outstanding pursuant to the terms and conditions of the Current Plan and the applicable award agreement.

As was the case with the Current Plan, the Restated Plan will continue to permit the discretionary award of incentive stock options (“ISOs”), nonstatutory stock options (“NQSOs”), restricted stock, stock units, and/or stock appreciation rights (“SARs”), to employees, non-employee directors, and consultants (collectively, “Awardees”). Such awards may be granted under the Restated Plan beginning on the date of stockholder approval of the Restated Plan and continuing through the day before the tenth anniversary of the Restatement Date, or the earlier termination of the Restated Plan, and in any event subject to the maximum share limit of the Restated Plan.

Number of Shares Requested to be Approved for Restated Plan

Management recommended and the Compensation Committee of the Board Compensation Committee and the Board each approved a share pool reserve increase of 3,600,000 common shares for future issuance under the Restated Plan. In determining the number of shares to be reserved under the Restated Plan, management considered our historical equity compensation grant rate, as shown in the table below, along with our projected equity grant needs for the next several years.

	Number of Shares Subject to New Awards	Weighted Average of Year-End Outstanding Shares (Basic)	New Award Shares as Percentage of Outstanding Shares
FY22	1,112,397	56,293,336	2.0%
FY21	1,148,655	52,496,679	2.2%
FY20	579,230	50,891,791	1.1%
Average	946,761	53,227,269	1.8%

The gross burn rate (shown in the far right column above) is the gross number of equity award shares granted in a given year divided by the weighted average common shares outstanding for the same year. Gross burn rate, unlike net burn rate, excludes the add-back of cancelled or forfeited equity awards in the calculation.

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We granted on January 3, 2023 awards under the Current Plan covering approximately 479,145 shares and since that date through the Record Date, we granted additional awards covering approximately 832,103 shares so that as of the Record Date, there were 328,684 shares available for future grant under the Current Plan before taking into account the proposed 3,600,000 share increase to the available share pool.

After considering the foregoing, along with our expected future equity grant practices, management recommended, and the Compensation Committee and the Board approved, that an increase of 3,600,000 shares to the share reserve pool would be appropriate in order to satisfy the Company’s equity compensation needs for approximately the next three years.

Accordingly, the Restated Plan authorizes a maximum total of 20,100,000 common shares for grants to Awardees reflecting a 3,600,000 share increase from the Current Plan’s limit of 16,500,000 shares. The approximate impact of the requested share reserve increase for the Restated Plan on stockholder dilution as of the Record Date is shown in the table below (the below figures represent a percentage of our outstanding basic number of shares as of the Record Date and does not include any of the shares that could be issued pursuant to the exercise of the replacement options held by DeepHealth, Inc. optionees):

Dilutive effect of requested new reserve shares under the Restated Plan (3,600,000 /(58,186,494+ 3,600,000))	5.83%
Dilutive effect of requested new reserve shares plus unissued shares available for grant ((3,600,000 + 328,684/(58,186,494+ 3,600,000 + 328,684))	6.32%
Total potential dilution (including currently outstanding awards under Current Plan)((3,600,000 + 328,684 + 1,237,257)/(58,186,494+ 3,600,000 + 328,684 + 1,237,257))	8.15%

With respect to the outstanding awards referenced above, the table below provides further details of outstanding awards as of the Record Date.

Award Type	Shares	Weighted Average Per Share Exercise Price(1)	Weighted Average Exercise Term
Stock Options	935,134	$16.57	6.96 years
Unvested Stock Awards	892,621	N/A	N/A
Stock Units	302,123	N/A	N/A
Total	2,129,878

(1)	The amounts above do not include any of the shares that may be issued pursuant to the exercise of the replacement options held by DeepHealth, Inc. optionees.

As of the Record Date, there were 58,186,494 common shares outstanding and 328,684 shares remained available for issuance under the Current Plan (assuming that all outstanding awards are ultimately settled for their full number of shares and are not forfeited or modified). Additional information on our equity compensation plans is available elsewhere in this proxy statement, including in the table under the heading “Equity Compensation Plan Information.” As of the Record Date, the fair market value of a share of our common stock (based on the closing share price as quoted by NASDAQ on that date) was $27.30 per share.

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Why the Restated Plan is Important for Our Future Success

The following points summarize why the Board strongly believes that the Restated Plan is essential for our future success:

•	Achieving superior long-term results for our stockholders always has been one of our primary objectives and, therefore, it is essential that employees think and act like owners of the Company. Stock ownership helps enhance the alignment of the long-term economic interests of our employees with those of our stockholders. Accordingly, we have historically granted equity compensation awards to encourage alignment of the interests of our management and our key service providers with the long-term economic interests of our stockholders.

•	A critical factor in successfully achieving our business objectives and creating long-term value for our stockholders is the ability to provide long-term equity compensation to our key service providers. Participation in our equity compensation plan rewards these service providers for performance by giving them an opportunity to participate in our growth, thereby further aligning their interests with those of our stockholders. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining important management and key service providers would have an adverse effect on our business.

•	A balanced approach to executive compensation, using a mix of salaries, discretionary bonuses and long-term equity incentives, helps prevent management from making decisions that favor short-term results over longer-term stability and profitability. Without an incentive compensation plan with a sufficient share pool from which to grant long-term equity awards to Awardees, our ability to promote long-term results over short-term results would be hampered.

•	The 3,600,000 additional shares of common stock that would become available for grant under the Restated Plan would represent approximately 5.83% of the number of shares of common stock that are outstanding as of the Record Date. The 3,600,000 share authorization request is designed to manage our equity compensation needs until approximately sometime in 2026.

Highlights of Material Differences between the Current Plan and the Restated Plan

The following table highlights certain of the material differences between the Current Plan and the Restated Plan:

	Current Plan	Restated Plan
Plan Share and ISO Grant Limits	16,500,000 shares	20,100,000 shares

Plan Expiration	April 14, 2031	April 26, 2033

Share Accounting	Generally, only the net number of shares issued under an award would count against share grant limits	Generally, the gross number of shares underlying the portion of an exercised or settled award will count against share grant limits

Change in Control Effect on Vesting of Outstanding Awards	The Committee had discretion to determine vesting effects if any	The time-based vesting conditions of awards shall be deemed satisfied and any awards with unvested performance-based vesting conditions shall be forfeited

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Text of Restated Plan

The complete text of the Restated Plan is attached as Appendix A to this proxy statement. Stockholders are urged to review the Restated Plan together with the following information, which is qualified in its entirety by reference to Appendix A. A more detailed summary of the principal provisions of the Restated Plan is set forth below. If there is any inconsistency between this Proposal 5 or the summary set forth below and the Restated Plan terms, or if there is any inaccuracy in this Proposal 5 or the below summary, the terms of the Restated Plan shall nevertheless govern.

Key Features of the Restated Plan

Certain key features of the Restated Plan are summarized as follows:

•	If approved by Company stockholders, the Restated Plan will become effective upon such approval and no further awards can then be issued under the Current Plan. If not terminated earlier by the Board, the Restated Plan will terminate on April 26, 2033.

•	Up to a maximum aggregate of 20,100,000 common shares may be issued under the Restated Plan (approximately 3,928,684 shares will be available for issuance upon stockholder approval of the Restated Plan, assuming that no new issuances or forfeitures occur after the Record Date).

•	The aggregate value of compensation, including awards granted to any individual non-employee director during any calendar year, may not exceed $500,000.

•	The Restated Plan will generally be administered by a committee comprised solely of independent members of the Board, such as the Compensation Committee (the “Plan Administrator”). The Board or Plan Administrator may designate a Company officer to make awards (within parameters established by the Board) to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act or are not Code Section 162(m) Covered Employees.

•	Employees, consultants and Board members are eligible to receive awards, provided that the Plan Administrator has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

•	Awards may consist of incentive stock options, nonstatutory stock options, restricted stock, stock units, and/or stock appreciation rights.

•	Stock options and stock appreciation rights may not be granted at a per share exercise price below the fair market value of a share of our common stock on the date of grant.

•	Stock options and stock appreciation rights may not be repriced or exchanged without stockholder approval.

•	The maximum exercisable term of stock options and stock appreciation rights may not exceed ten years.

•	Awards are subject to recoupment of compensation policies (referred to as clawback policies) which have been adopted (including without limitation, the Company’s Policy on Recoupment of Compensation as adopted by the Board and as may be amended from time to time by the Company) or which may be adopted by the Company in the future.

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Description of the Restated Plan

Background and Purpose of the Restated Plan. The purpose of the Restated Plan is to promote our long-term success and the enhancement of stockholder value by:

•	Encouraging ownership in the Company by key service providers whose long-term service is essential; and

•	Encouraging Awardees to act in our stockholders’ interests and share in Company success.

The Restated Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NQSOs), (2) stock appreciation rights, (3) restricted stock, and/or (4) stock units. The vesting of equity awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the Awardee and the Company.

Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the Restated Plan. The Plan Administrator determines, in its discretion, the Awardees who will be granted awards under the Restated Plan. As of the Record Date, approximately 9,962 employees (including ten executive officers) and four non-employee directors would be eligible to participate in the Restated Plan.

Shares Subject to the Restated Plan. If stockholders approve the Restated Plan pursuant to this Proposal 5, the maximum number of common shares that can be issued under the Restated Plan will be 20,100,000 shares (approximately 2,828,684 shares will be available for issuance upon stockholder approval of the Restated Plan, assuming no new issuances or forfeitures occur after the Record Date). Shares underlying forfeited or terminated (without consideration) awards will become fully available again for issuance under the Restated Plan. Otherwise, the gross number of award shares that are exercised, settled, or used to determine the amount of an award’s payment shall count against the foregoing Restated Plan share limit. The Restated Plan also imposes certain share grant limits that are intended to comply with the legal requirements of Code Section 422 and which is discussed further below. No fractional shares may be issued under the Restated Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant.

Administration of the Restated Plan. The Restated Plan will be administered by the Plan Administrator, which shall typically consist of independent Board members as specified under NASDAQ listing rules. With respect to certain awards, the members of the Plan Administrator also must be “Non-Employee Directors” under Rule 16b-3 of the Exchange Act, and/or “outside directors” under Section 162(m) of the Code. The Board or Plan Administrator may designate a Company officer(s) to make awards (within parameters established by the Board) to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act or are not Section 162(m) Covered Employees. Subject to the terms of the Restated Plan, the Plan Administrator has the sole discretion, among other things, to:

•	Select the individuals who will receive awards;

•	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);

•	Correct any defect, supply any omission, or reconcile any inconsistency in the Restated Plan or any award agreement;

•	Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the Restated Plan; and

•	Interpret the provisions of the Restated Plan and outstanding awards.

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The Plan Administrator (or the Board) may suspend vesting, settlement, or exercise of awards pending a determination of whether an Awardee’s service should be terminated for cause (in which case outstanding awards would be forfeited). Awards may be subject to the Clawback Policy. The Plan Administrator and delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the Restated Plan. In addition, the Plan Administrator may use the Restated Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Annual Limit on Total Compensation paid to Non-Employee Directors. With respect to our non-employee directors, the Restated Plan provides that any non-employee director can receive total compensation in any calendar year that in the aggregate does not exceed $500,000. The total compensation limit includes all cash compensation such as annual retainers and other fees (whether or not granted under the Restated Plan) plus the aggregate grant date fair market value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards issued under the Restated Plan (or under any other incentive plan). Any compensation that is deferred is counted toward the total compensation limit in the calendar year in which the compensation is vested, and not in any later calendar year when it is paid to the non-employee director.

Types of Awards.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Plan Administrator will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option. The fair market value of a share of our common stock for the purposes of pricing our awards shall be equal to the regular session closing price for our common stock as reported by NASDAQ on the date of determination. Stock options may not be repriced or exchanged without stockholder approval and no re-load options may be granted under the Restated Plan.

Stock options granted under the Restated Plan may be either ISOs or NQSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NQSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the Restated Plan provides that no more than 20,100,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the Restated Plan generally cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the Restated Plan may not exceed ten years from the date of grant although the Plan Administrator may establish a shorter period at its discretion.

The exercise price of each stock option granted under the Restated Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Plan Administrator. The optionee must also make arrangements to pay any taxes that we are required to withhold at the time of exercise.

Stock Appreciation Rights (“SAR”). A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The Plan Administrator determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the Plan may not exceed ten years from the date of grant, subject to the discretion of the Plan Administrator to establish a shorter period. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Plan Administrator may determine. Stock appreciation rights may not be repriced or exchanged without stockholder approval.

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Restricted Stock. A restricted stock award is the grant of shares of our common stock to an Awardee and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the Awardee as determined by the Plan Administrator. The Plan Administrator also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the Plan Administrator may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

Restricted Stock Units. Restricted stock units are the right to receive an amount equal to the fair market value of the shares covered by the restricted stock unit at some future date after the grant. The Plan Administrator will determine all of the terms and conditions of an award of restricted stock units, including the vesting period. Upon each vesting date of a restricted stock unit, an Awardee will become entitled to receive an amount equal to the number of shares indicated in the grant notice, or, if expressed in dollar terms, the fair market value of the shares on the settlement date. Payment for vested restricted stock units may be in shares of common stock or in cash, or any combination thereof, as the Plan Administrator may determine. Settlement of vested restricted stock units will generally occur at or around the time of vesting but the Plan Administrator may permit a participant to defer such compensation until a later point in time. Restricted stock units represent an unfunded and unsecured obligation for us, and a holder of a restricted stock unit has no rights other than those of a general creditor.

Conversion Awards. The Restated Plan also provides that substitute or conversion awards may be issued under the Restated Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire. Shares underlying conversion awards will not count against the Restated Plan share grant limits.

Limited Transferability of Awards. Awards granted under the Restated Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Plan Administrator may in its discretion permit the transfer of awards other than ISOs and the Plan Administrator will establish the terms and conditions of any permitted transfers.

Termination of Employment, Death or Disability. The Restated Plan or award agreement generally determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, or disability and the status of the award as vested or unvested, unless the award agreement or an Awardee’s employment agreement or other agreement provides otherwise.

Dividends and Dividend Equivalents. Any dividend equivalents distributed under the Restated Plan will not count against the Restated Plan’s maximum share limit. The Restated Plan also provides that dividend equivalents will not be paid or accrue on unexercised stock options or unexercised stock appreciation rights. Dividends and dividend equivalents may not be paid with respect to unvested Awards (although they may accrue on such unvested Awards for payment upon vesting of the Awards).

Adjustments upon Changes in Capitalization. In the event of the following actions:

•	stock split of our outstanding common shares;

•	consolidation;

•	combination or exchange of shares;

•	spin off or recapitalization of shares; or

•	other similar occurrences.

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then the following shall each be equitably and proportionately adjusted by the Plan Administrator:

•	maximum number of shares that can be issued under the Restated Plan (including the ISO share grant limit);

•	number and class of shares issued under the Restated Plan and subject to each award;

•	exercise prices of outstanding awards; and

•	number and class of shares available for issuance under the Restated Plan.

Change in Control. If there is a Change in Control (as defined in the Restated Plan), the Board, the time-based vesting conditions of all unvested awards shall be deemed to be fully satisfied and any awards which had performance based vesting conditions that had yet to be satisfied shall be forfeited without consideration.

Term of the Restated Plan. If approved by stockholders, the Restated Plan will become effective upon such approval and will continue in effect until April 26, 2033, or until earlier terminated by the Board.

Governing Law. The Restated Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the Restated Plan. The Board generally may amend or terminate the Restated Plan at any time and for any reason, except that it must obtain stockholder approval of amendments to the extent required by applicable laws, regulations or rules.

Certain Federal Income Tax Information

The following is a brief general summary, as of March 31, 2023, of the federal income tax consequences to us and to U.S. participants for Awards granted under the Restated Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the Restated Plan.

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Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant held the shares for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NQSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.

Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NQSO).

Internal Revenue Code Section 162(m). Section 162(m) generally does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year to a Covered Employee. It is impossible to be certain that all Restated Plan awards or any other compensation paid by the Company to Covered Employees will be tax deductible. Further, the Restated Plan does not preclude the Plan Administrator from making other compensation payments outside of the Restated Plan to Covered Employees, even if such payments do not qualify for tax deductibility under Section 162(m).

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the Restated Plan (such as restricted stock units). The intent is for the Restated Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

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Internal Revenue Code Section 280G. For certain employees, if a Change in Control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a Change in Control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such Change in Control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.

New Plan Benefits

All Restated Plan awards will be granted at the Plan Administrator’s discretion, subject to the limitations described in the Restated Plan. Therefore, the specific benefits and amounts that will be received or allocated to certain participants under the Restated Plan are not presently determinable. Awards that were granted under the Current Plan in fiscal year 2022 to our named executive officers and non-employee directors are described elsewhere in this Proxy Statement.

Existing Plan Benefits

The following table sets forth the number of shares subject to all stock options granted (irrespective of whether the stock option has been exercised or cancelled, or is still outstanding) through the Record Date under the Current Plan. These share numbers do not reflect shares subject to other types of awards that have been granted to participants under the Current Plan.

Name and Position	Number of Option Shares
Howard G. Berger, M.D., President and Chief Executive Officer	103,969
Mark D. Stolper, Executive Vice President and Chief Financial Officer	185,672
Stephen M. Forthuber, Executive Vice President and Chief Operating Officer - Eastern Operations	221,921
Norman R. Hames, Executive Vice President and Chief Operating Officer - Western Operations	170,461
Mital Patel, Executive Vice President of Financial Planning and Analysis and Chief Administrative Officer	144,640
All current executive officers as a group	826,663
All non-employee directors as a group	0
All employees as a group (excluding executive officers)	106,471

Required Vote

Approval of the amendment and restatement of the Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 5.

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OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the Proxy Card for the Annual Meeting to exercise their discretionary authority to vote the shares that they represent in accordance with their judgment.

ADDITIONAL INFORMATION

For further information about RadNet, please refer to the 2022 Annual Report. The 2022 Annual Report is publicly available on the SEC’s website at www.sec.gov and on our website at www.radnet.com. You may also obtain a copy by sending a written request to Investor Relations, RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice of Availability or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address. If you are a stockholder sharing an address, you can request a separate Notice of Availability or copy of the proxy materials by contacting the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

By Order of the Board of Directors,

David Katz Corporate Secretary

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EXHIBIT A

RADNET, INC.

EQUITY INCENTIVE PLAN

(Amended and Restated as of April 27, 2023)

1.               Purpose of the Plan. The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.               Definitions. As used herein, the following definitions shall apply. However, if a Participant’s employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) expressly includes defined terms that are different from and/or conflict with the defined terms contained in this Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) shall govern and shall supersede the definitions provided in this Plan:

“2023 Annual Meeting” shall mean the date of the consummation of the Company’s regular annual meeting of its stockholders in 2023.

“Administrator” shall mean the Board, any Committee, or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

“Affiliate” shall mean any entity that is directly or indirectly in control of or controlled by the Company, or any entity in which the Company has a significant ownership interest as determined by the Administrator.

“Applicable Laws” shall mean the requirements relating to the administration of stock plans under federal and state laws; any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system; and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, to the laws of such jurisdiction.

“Award” shall mean, individually or collectively, a grant under the Plan of an Option, Stock Award, or SAR.

“Award Agreement” shall mean an Option Agreement, Stock Award Agreement, or SAR Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

“Awardee” shall mean a Service Provider who has been granted an Award under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cashless Exercise” shall mean, to the extent that an Option Agreement so provides and as permitted by Applicable Laws and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. The number of Shares delivered to the Participant may be further reduced if Cashless Exercise is utilized to satisfy applicable tax withholding obligations arising from the exercise of the Option.

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“Cause” shall mean, with respect to a Participant, the occurrence of any of the following: (i) Participant’s personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, (ii) Participant’s continuing intentional or habitual failure to perform stated duties, (iii) Participant’s violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), (iv) Participant’s material breach of any provision of an employment or independent contractor agreement with the Company, or (v) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are Directors or Officers, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s service shall be deemed to have terminated for Cause if, after the Participant’s service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.

“Change in Control” shall mean any of the following:

(i)             any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);

(ii)            the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

(iii)           the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding Shares by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act);

(iv)           the dissolution or liquidation of the Company; or

(v)            a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” shall mean the common stock of the Company, par value $0.0001.

“Company” shall mean RadNet, Inc., a Delaware corporation, or its successor.

“Consultant” shall mean any natural person (or entity), other than an Employee or Director, who performs bona fide services for the Company or an Affiliate as a consultant or advisor.

“Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

“Covered Employees” shall mean those individuals whose compensation is (or may be) subject to the deduction limitations of Code Section 162(m).

“Director” shall mean a member of the Board.

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“Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

“Employee” shall mean an employee of the Company or any Affiliate, and may include an Officer or Director. Within the limitations of Applicable Laws, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or an Affiliate; (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates; (iv) any change in the Awardee’s status from an employee to a Consultant or Director; and (v) an employee who, at the request of the Company or an Affiliate, becomes employed by any partnership, joint venture, or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

“Fair Market Value” shall mean, unless the Administrator determines otherwise, as of any date, the per Share closing price as of such date (or if no sales were reported on such date, the per Share closing price on the last preceding day for which a sale was reported), as reported in such source as the Administrator shall determine.

“Fiscal Year” shall mean the Company’s fiscal year.

“Grant Date” shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

“Incentive Stock Option” or “ISO” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Net Exercise” shall mean, to the extent that an Option Agreement so provides and as permitted by Applicable Laws, an arrangement pursuant to which the number of Shares issued to the Participant in connection with the Participant’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Participant will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Participant. No fractional Shares will be created as a result of a Net Exercise and the Participant must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Participant may be further reduced if Net Exercise is utilized to satisfy applicable tax withholding obligations arising from the exercise of the Option.

“Non-Employee Director” shall mean a member of the Board who is not an Employee.

“Nonstatutory Stock Option” or “NSO” shall mean an Option that does not qualify as an Incentive Stock Option.

“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such Exercise Price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

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“Participant” shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

“Plan” shall mean this RadNet, Inc. Equity Incentive Plan as amended and restated herein and as may be amended from time to time.

“Prior Plan” shall mean the RadNet, Inc. Equity Incentive Plan as last amended and restated on April 15, 2021.

“Related Corporation” shall mean any parent or subsidiary (as those terms are defined in Section 424(e) and (f) of the Code) of the Company.

“Re-Load Option” means a new Option or SAR that is automatically granted to a Participant as result of such Participant’s exercise of an Option or SAR.

“Restatement Date” shall mean April 27, 2023.

“Separation From Service” shall have the meaning provided to “separation from service” by Code Section 409A and the regulations promulgated thereunder.

“Service Provider” shall mean an Employee, Officer, Director, or Consultant.

“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

“Specified Employee” shall mean a Participant who is considered a “specified employee” within the meaning of Code Section 409A and the regulations promulgated thereunder.

“Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR. The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the “SAR Agreement”).

“Stock Award” shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting, and transferability of which may be subject during specified periods to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

“Stock Unit” shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

“Stockholder Approval Date” shall mean the date (if any) that the Company’s stockholders approve this Plan; provided however that such stockholder approval must occur on or before the 2023 Annual Meeting or else this Plan will automatically terminate without force or effect on the day after the 2023 Annual Meeting.

“Ten-Percent Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

“Termination Date” shall mean the date of a Participant’s Termination of Service, as determined by the Administrator in its sole discretion.

“Termination of Service” shall mean ceasing to be a Service Provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

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3.                Stock Subject to the Plan.

a.               Aggregate Limits. The maximum aggregate number of Shares that may be issued under the Plan through Awards is 20,100,000 Shares (“Share Limit”). The maximum aggregate number of Shares that may be issued under the Plan through the exercise of Incentive Stock Options is 20,100,000 Shares (“ISO Limit”). The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 14 of the Plan. In no event shall the Company be required to issue fractional Shares under this Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

b.               Share Accounting. This Section 3.b describes the Share accounting process under the Plan with respect to the Share Limit and ISO Limit.

(i)             There shall be counted against the numerical limitations in Section 3.a the gross number of Shares subject to issuance upon exercise or used for determining payment or settlement of Awards. The below clauses of this Section 3.b seek to clarify the intent of the foregoing sentence.

(ii)            The Shares issued (or settled) under an Award will be counted against the Share Limit (and ISO Limit if the Award is an ISO) at the time(s) of exercise or settlement of the Award. For avoidance of doubt, Shares that are withheld as payment for the Award's Exercise Price or applicable withholding taxes shall be counted against the Share Limit (and ISO Limit if the Award is an ISO).

(iii)           For avoidance of doubt, whether or not a SAR is settled with any Shares, the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such SAR shall be counted against the Share Limit, regardless of the number of Shares actually used to settle the SAR upon such exercise.

(iv)           For avoidance of doubt, to the extent an Option is exercised via a Cashless Exercise or Net Exercise or is not otherwise fully settled with Shares, then the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such Option shall be counted against the Share Limit (and shall also count against the ISO Limit if the Option being exercised is an ISO), regardless of the number of Shares actually issued to the Participant upon such exercise. Shares that have been repurchased by the Company using Option exercise proceeds shall not be added back to the Share Limit (or ISO Limit).

(v)            If any portion of an Award is forfeited, terminated without consideration, or expires unexercised, (collectively, "Forfeited Shares"), the gross number of such Forfeited Shares shall again be available for Awards under the Plan and shall not be counted against the Share Limit or ISO Limit.

(vi)           For avoidance of doubt, if any Awards are settled or paid in cash in lieu of stock and/or are exchanged for other Awards (collectively, "Settled Shares"), the gross number of such Settled Shares shall be counted against the Share Limit (and ISO Limit if the Award is an ISO).

(vii)          Shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan. Any Conversion Awards including without limitation any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided below) shall not be counted toward the limits set forth in Section 3.a.

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4.            Administration of the Plan.

a.             Procedure.

(i)            Multiple Administrative Bodies. The Plan shall be administered by the Board, the Administrator, or one or more Committees, including such delegates as may be appointed under paragraph (a)(iii) of this Section 4.

(ii)           Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption from Exchange Act Section 16(b) liability under Rule 16b-3.

(iii)          Other Administration. The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to grant Awards (to the extent permitted by Applicable Laws and in accordance with grant parameters and limitations established by the Board) to Awardees who are not (A) subject to Section 16 of the Exchange Act or (B) Covered Employees.

(iv)          Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time by the Administrator.

b.            Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its sole discretion:

(i)           to select the Service Providers to whom Awards are to be granted hereunder;

(ii)          to determine the number of Shares to be covered by each Award granted hereunder;

(iii)         to determine the type of Award to be granted to the selected Service Provider;

(iv)         to determine and approve the forms of Award Agreements for use under the Plan;

(v)          to determine the terms and conditions, consistent with the terms of the Plan, of any Award. Such terms and conditions include the Exercise Price or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi)         to correct administrative errors;

(vii)        to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii)       to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures, and handling of stock certificates that vary with local requirements; and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

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(ix)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x)         to modify or amend each Award, including the acceleration of vesting, exercisability, or both; provided, however, that any modification or amendment of an Award is subject to Section 15 of the Plan and may not materially impair any outstanding Award unless agreed to by the Participant;

(xi)        to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii)       to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be NSOs or ISOs, as determined by the Administrator, with respect to options granted by the acquired entity. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii)      to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)      to determine whether Awards will be settled in Shares, cash, or in any combination thereof;

(xv)       to determine whether to provide for the right to receive dividends or dividend equivalents;

(xvi)      to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii)     to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii)    to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination of both, the amount of which is determined by reference to the value of the Award; and

(xix)       to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

c.                Effect of Administrator Decisions. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and any other persons or entities. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. The Administrator’s decisions and determinations will be afforded the maximum deference provided by Applicable Laws.

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d.               Indemnification. To the maximum extent permitted by Applicable Laws, the Administrator shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

e.               Suspension of Termination of Awards. If at any time (including after a notice of exercise has been delivered), the Administrator reasonably believes that a Participant has committed an act of Cause, the Administrator may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If a Participant’s service is terminated by the Company for Cause or the Administrator determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration (except for, if legally required, repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

5.             Eligibility. Awards may be granted only to Service Providers.

6.             Effective Date and Term of the Plan. On the Restatement Date, the Board approved the amendment and restatement of the Prior Plan into this Plan subject to and conditioned upon obtaining Company stockholder approval on or before the 2023 Annual Meeting. The Prior Plan will remain in effect for issuing new Awards until the Stockholder Approval Date and the Prior Plan will continue to govern Awards that were issued under the Prior Plan before the Stockholder Approval Date. If Company stockholders do not approve this Plan, then this Plan will terminate without force or effect as of the day after the 2023 Annual Meeting and the Prior Plan shall continue to remain in effect for issuing Awards. If this Plan is approved by Company stockholders, then unless the Plan is previously terminated by the Administrator, no further Awards may be issued under this Plan after the day before the tenth anniversary of the Restatement Date.

7.             Term of Award. The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option or SAR, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.             Options. The Administrator may grant an Option or provide for the grant of an Option, from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including the achievement of performance goals, and for the satisfaction of an event or condition within the control of the Awardee or within the control of others.

a.             Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option; (ii) the type of Option (if the Option is not expressly designated to be an ISO then such Option shall be a NSO); (iii) the Exercise Price for the Shares and the means of payment for the Shares; (iv) the term of the Option; (v) such terms and conditions on the vesting or exercisability of an Option, or both, as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

b.             Exercise Price. The Exercise Price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

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(i)            In the case of an ISO, the Exercise Price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, if any ISO is granted to a Ten-Percent Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

(ii)           In the case of a NSO, the Exercise Price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The Exercise Price may also vary according to a predetermined formula; provided, that the Exercise Price never falls below 100% of the Fair Market Value per Share on the Grant Date.

(iii)          Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.

c.             Vesting Period and Exercise Dates. Options granted under this Plan shall vest, be exercisable, or both, at such times and in such installments during the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time, or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

d.             Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. The consideration, determined by the Administrator (or pursuant to authority expressly delegated by the Board, a Committee, or other person), and in the form and amount required by Applicable Laws, shall be actually received before issuing any Shares pursuant to the Plan, which consideration shall have a value, as determined by the Board, not less than the par value of such Shares. Acceptable forms of consideration may include:

(i)            cash;

(ii)           check or wire transfer;

(iii)          subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate Exercise Price of the Shares as to which said Option shall be exercised;

(iv)          consideration received by the Company under a Cashless Exercise to the extent that the Cashless Exercise would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended, and subject to any conditions or limitations established by the Administrator;

(v)           Net Exercise, subject to any conditions or limitations established by the Administrator;

(vi)          such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii)         any combination of the foregoing methods of payment.

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9.             Incentive Stock Option Limitations.

a.             Eligibility. Only Employees (as determined in accordance with Section 422 of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

b.             $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Nonstatutory Stock Options. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Awardee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

c.             Leave of Absence. For purposes of a Participant’s outstanding Option retaining its status as an Incentive Stock Option, no leave of absence for such Participant may exceed three months, unless the right to reemployment upon expiration of such leave is provided by statute or contract. If the period of leave exceeds three months and the Participant’s right to reemployment is not provided by statute or contract, the Participant’s employment with the Company shall be deemed to terminate for purposes of income tax treatment on the first day immediately following such three-month period, and any Incentive Stock Option granted to the Participant shall cease to be treated as an Incentive Stock Option upon the expiration of the three-month period starting on the date the employment relationship is deemed terminated.

d.             Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Laws, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

e.             Exercise Price. The Exercise Price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

f.              Ten-Percent Stockholder. If any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the Option term shall not exceed five years measured from the Grant Date of such Option.

g.             Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify as Incentive Stock Options, to the extent determined desirable by the Administrator, under the applicable provisions of Section 422 of the Code.

10.          Exercise of Option.

a.             Procedure for Exercise; Rights as a Stockholder.

(i)             Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

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(ii)           An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) full payment of all applicable withholding taxes.

(iii)          Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv)          The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

b.            Effect of Termination of Service on Options.

(i)            Generally. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the earlier of the expiration of the term of such Option as set forth in the Award Agreement or the date of a Change in Control in which the Option is not being assumed or otherwise continued after the Change in Control). In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant’s Termination Date. Unless otherwise provided by the Administrator, if on the Termination Date the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan. If after the Termination of Service the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will automatically terminate, and the Shares covered by such Option will revert to the Plan.

(ii)           Disability of Participant. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent the Option is vested on the Termination Date (but in no event later than the earlier of the expiration of the term of such Option as set forth in the Award Agreement or the date of a Change in Control in which the Option is not being assumed or otherwise continued after the Change in Control). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s Termination Date. Unless otherwise provided by the Administrator, if at the time of Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will automatically revert to the Plan.

(iii)          Death of Participant. Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event later than the earlier of the expiration of the term of such Option as set forth in the Award Agreement or the date of a Change in Control in which the Option is not being assumed or otherwise continued after the Change in Control) by the Participant’s designated beneficiary, provided such beneficiary has been designated before the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

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11.          Stock Awards.

a.             Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number; (ii) the purchase price, if any, of the Shares, and the means of payment for the Shares; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained, or vested, as applicable; (iv) such terms and conditions on the grant, issuance, vesting, or forfeiture of the Shares, as applicable, as may be determined from time to time by the Administrator; (v) restrictions on the transferability of the Stock Award; and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

b.             Restrictions and Performance Criteria. The grant, issuance, retention, and vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on, among other things, financial performance, personal performance evaluations, or completion of service by the Awardee.

c.             Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Service, the unvested Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares pursuant to such Stock Award, the Company shall have a right to repurchase the unvested portion of such Shares at the lesser of the then Share Fair Market Value or original price paid by the Participant.

d.             Rights as a Stockholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding a vested Stock Award shall be entitled to receive dividend payments as if he or she were an actual stockholder and a Participant holding an unvested Stock Award shall be entitled to receive dividends declared while the Stock Award is not vested to the extent (and when) the underlying Stock Award becomes vested.

e.             Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Award Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The Stock Award Agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with Applicable Laws, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 14. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

12.          Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

a.               Number of SARs. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

b.               Exercise Price and Other Terms. The Exercise Price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

c.               Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

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d.               SAR Agreement. Each SAR grant shall be evidenced by a SAR Agreement that will specify the Exercise Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

e.               Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement. Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

f.                Payment of SAR Amount. Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company, for each Share exercised, in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price of the SAR less the amount of applicable tax withholding amounts due as a result of such exercise. This amount shall be paid in cash, Shares of equivalent value, or a combination of both, as the Administrator shall determine.

13.          Other Provisions Applicable to Awards.

a.               Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be bound by such terms upon acceptance of such transfer.

b.               Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Administrator to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Administrator shall have the authority (but not an affirmative obligation) to take such actions and to make such changes to the Plan or an Award Agreement as the Administrator deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under the Plan or an Award will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the payments under the Plan or an Award are exempt from or compliant with Code Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Plan or an Award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. The Participant will be entirely responsible for any and all taxes on any benefits payable to such Participant as a result of the Plan or an Award. If the applicable Award Agreement or Participant’s employment agreement provides for Code Section 409A related provisions other than what is specified above in this Section 13(b), then such provisions in the Award Agreement or employment agreement shall govern.

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c.              Clawback Policy. Notwithstanding anything in the Plan to the contrary, the Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company (including, without limitation, the Company’s Policy on Recoupment of Compensation as adopted by the Board and as may be amended from time to time by the Company) and/or Applicable Laws (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with Applicable Laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards (and/or awards issued under the Prior Plan or other Company equity/incentive compensation plans or agreements) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

d.              No Repricing or Re-Load Options. Notwithstanding anything to the contrary in the Plan, and except for an adjustment pursuant to Section 14 or a repricing approved by the stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the Exercise Price or base price of the Award, (2) cancel, exchange or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the Award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an Exercise Price or base price that is less than the Exercise Price or base price of the original Award. Re-Load Options may not be awarded without the approval of Company stockholders.

e.              No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 14.

f.               Dividends. Any dividends or dividend equivalents distributed under the Plan shall not be counted against the Section 3(a)(i) Share grant limit. Dividends and dividend equivalents will not be paid (or accrue) on unexercised Options or unexercised SARs. Dividends and dividend equivalents may not be paid with respect to unvested Awards (although they may accrue on unvested Stock Awards for payment upon vesting of such Stock Awards).

14.          Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

a.             Changes in Capitalization.

(i)            The limitations set forth in Section 3, the number and kind of Shares covered by each outstanding Award, and the price per Share (but not the total price) subject to each outstanding Award shall be proportionally adjusted to prevent dilution or enlargement of rights under the Plan for any change in the outstanding Common Stock subject to the Plan, or subject to any Award, resulting from any stock splits, combination or exchange of Shares, consolidation, spin-off or recapitalization of Shares or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends.

(ii)           The Administrator shall make such adjustment in such manner as it may deem equitable and appropriate, subject to compliance with Applicable Laws. Any determination, substitution or adjustment made by the Administrator under this Section shall be conclusive and binding on all persons. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

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b.              Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable before the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately before the consummation of such proposed transaction.

c.              Change in Control. Notwithstanding anything to the contrary, immediately prior to a Change in Control, the time-based vesting conditions of all unvested Awards shall be deemed to be fully satisfied and any Awards which had performance based vesting conditions that had yet to be satisfied shall be forfeited without consideration. Any Award Agreement shall be subject to the provisions of the applicable Change in Control transaction agreement(s).

15.          Amendment and Termination of the Plan.

a.              Amendment and Termination. The Administrator may amend, alter, or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Laws.

b.              Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially impair the rights of any Award, unless agreed otherwise between the Participant and the Administrator. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan before the date of such termination.

c.              Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including for example the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

16.          Designation of Beneficiary.

a.              An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all rights under the Awardee’s Awards and all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Laws.

b.              The Awardee may change such designation of beneficiary at any time by written notice. If an Awardee dies and no beneficiary is validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to receive the Awardee’s rights under the Awardee’s Awards and all benefits under the Plan, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to receive the Awardee’s rights under the Awardee’s Awards and all benefits under the Plan to the extent permissible under Applicable Laws.

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17.          No Right to Awards or to Service. No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee or Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18.          Preemptive Rights. No Shares will be issued under the Plan in violation of any preemptive rights held by any stockholder of the Company.

19.          Legal Compliance. No Shares will be issued pursuant to an Award under the Plan unless the issuance and delivery of such Shares, as well as the exercise of such Award, if applicable, will comply with Applicable Laws. Issuance of Shares under the Plan shall be subject to the approval of counsel for the Company with respect to such compliance.

20.          Inability to Obtain Authority. To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.          Code Section 162(m).

a.             Applicability. The provisions of Section 21(b) shall apply to an Award if and only if all of the following items (i) through (iii) in this Section 21(a) were true as of the Grant Date of such Award:

(i)            the Company was a “publicly held corporation” within the meaning of Code Section 162(m);

(ii)           the deduction limitations of Code Section 162(m) were applicable to Awards granted to Covered Employees under this Plan; and

(iii)          the Award was intended to qualify as “performance-based compensation” under Code Section 162(m).

b.             Administration. Awards issued in accordance with this Section 21 shall be administered by a Committee whose composition satisfies the outside director requirements under Code Section 162(m) with respect to performance-based compensation.

22.          Notice. Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received. Subject to compliance with Applicable Laws and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants (and executed by Participants) by electronic media.

23.          Governing Law; Interpretation of Plan and Awards.

a.              Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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b.              Enforceability. If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

c.              Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

d.              Binding Provisions; Successor Provisions. The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Restatement Date and including any successor provisions.

e.              Administrator Decisions. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. If the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to waive explicitly any right to judicial review.

24.          Limitation on Liability. The Company and any Affiliate or Related Corporation that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee, or any other persons as to:

a.              The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

b.              Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

25.          Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

26.          Annual Limit on Total Compensation paid to Non-Employee Directors. Any non-employee director can receive total compensation in any calendar year that in the aggregate does not exceed $500,000. Such total compensation limit includes all cash compensation such as annual retainers and other fees (whether or not granted under the Plan) plus the aggregate grant date fair market value (computed as of the Grant Date in accordance with applicable financial accounting rules) of all Awards (or awards issued under any other incentive plan). For the avoidance of doubt, any compensation that is deferred shall be counted toward this total compensation limit in the calendar year in which the compensation is granted, and not in any later calendar year when it is paid to the non-employee director.

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To record the Board’s amendment and restatement of the Prior Plan into this Plan on the Restatement Date, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

RADNET, INC.

By: /s/ David Katz

Name: David Katz

Title: Corporate Secretary

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Howard G. Berger, M.D.
02) Christine N. Gordon
03) Laura P. Jacobs
04) Lawrence L. Levitt
05) Gregory E. Spurlock
06) David L. Swartz

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR for proposal 4.

The Board of Directors recommends you vote FOR proposal 5.

	For	Against	Abstain
5. The approval of an amendment and restatement of the Company's Equity Incentive Plan.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000612010_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

RADNET, INC.
Annual Meeting of Stockholders
June 7, 2023 10:00 AM (Pacific Time)
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) of RADNET, INC., a Delaware corporation, hereby appoint(s) David Katz and Mark Stolper, or either of them, as proxies for the undersigned each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RADNET, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 7, 2023, at 1510 Cotner Avenue, Los Angeles, CA 90025 or by means of remote communication, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" each of the nominees for director and "FOR" proposals 2, 3 and 5 and 1 YEAR for proposal 4 as described in the Proxy Statement.

If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the best judgment of the named attorneys-in-fact.

Continued and to be signed on reverse side

0000612010_2 R1.0.0.6

RADNET, INC.
1510 COTNER AVENUE
LOS ANGELES, CA 90025

Your **Vote** Counts!

RADNET, INC.

2023 Annual Meeting

Vote by June 06, 2023 11:59 PM ET. For shares held in a Plan, vote by June 06, 2023 11:59 PM ET.

You invested in RADNET, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 07, 2023.**

Get informed before you vote

View the Notice & Proxy Statement, Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 24, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

June 07, 2023
10:00 AM PDT

1510 Cotner Avenue
Los Angeles, CA 90025

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.